The transactions described in this press release involve securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than in connection with the transactions, such as in the open market or through privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

May 28, 2021

To whom it may concern

Company Name:	SECOM CO., LTD.
Name of Representative:	Ichiro Ozeki, President and Representative Director
(Securities Code: 9735, Tokyo Stock Exchange, First Section)
For Inquiries:	Investor Relations Department Toru Yokei
(TEL: 03-5775-8225)

Notice Concerning Commencement of Tender Offer for Shares of SECOM JOSHINETSU CO., LTD.
(Securities Code 4342)

SECOM CO., LTD.(the “Tender Offeror”) hereby announces as follows that it resolved in its board of directors today to acquire the ordinary shares (the “Target Company Share”) of SECOM JOSHINETSU CO., LTD. (listed on the Second Section of the Tokyo Stock Exchange, Inc. (the “Tokyo Stock Exchange”), securities code 4342, hereinafter the “Target Company Share(s)”) by tender offer (the “Tender Offer”) pursuant to the Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended, hereinafter the “Act”).

1.	Purpose of the Purchase
(1)	Overview of the Tender Offer

As of today, the Tender Offeror owns 7,003,552 Target Company Shares (ownership ratio (Note 1), 54.44%), which are listed on the Second Section of the Tokyo Stock Exchange by directly owning 6,951,052 Target Company Shares (ownership ratio, 54.03%) in addition to indirect holding of 52,500 Target Company Shares (ownership ratio, 0.41%) through Secom Investment (S) Pte Ltd, a wholly owned subsidiary of the Tender Offeror, and the Target Company is a consolidated subsidiary of the Tender Offeror. This time, the Tender Offeror decided by the resolution of its board of directors held today to launch the Tender Offer as part of the transaction for the purpose of making the Target Company a wholly owned subsidiary of the Tender Offeror by acquiring all of the Target Company Share (excluding the Target Company Share owned by the Tender Offeror and the treasury shares that are owned by the Target Company) (the “Transaction”).

(Note 1)  Ownership ratio means a ratio of a number of shares to the number of Target Company Share (12,864,821 shares) as calculated by deducting the number of the treasury shares (244,680 shares) owned by the Target Company as of March 31, 2021 as stated in the Consolidated Financial Summary for the Fiscal Year Ending March 2021 [Japanese GAAP] (Consolidated) for the three months ended March 31, 2021 released by the Target Company on May 12, 2021 (the “Target Company Financial Summary”) from the total number of issued shares of the Target Company as of March 31, 2021 as stated in the Target Company Financial Summary (13,109,501 shares).

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In this Tender Offer, the Tender Offeror has not set the maximum number to the number of shares planned to be purchased, since it intends to make the Target Company a wholly-owned subsidiary. Meanwhile, when implementing share exchange as stated in “(4) Post-Tender Offer Reorganization Policy (Two-Step Acquisition Items)” (the “Share Exchange”), the Tender Offeror, which aims at making the Target Company a wholly-owned subsidiary, considers that the procedure required for the Share Exchange can be implemented for certain, given that the total ownership ratio of the Target Company Shares (73.62%) owned by the Tender Offeror as of today (including those indirectly owned, ownership ratio of 54.44%), Shares to be Tendered (as defined later, the total ownership ratio of 12.31%), and Shares Not to be Tendered (as defined later, the total ownership ratio of 6.87%, provided that it has been agreed for all Shares Not to be Tendered and between the Shareholders to Partially Tender to vote in favor of a proposal pertaining to approval of the share exchange agreement for the Share Exchange (including any other proposals necessary to implement the Share Exchange, if any, the “Proposal”), if the Proposal has been submitted to the shareholder meeting of the Target Company, as stated in (ii) Partial Subscription Agreement” of “(6) Matters Concerning Material Agreement Regarding the Tender Offer” ) (the total ownership ratio of 73.62%) exceeds two-thirds, although the Companies Act (Act No. 86 of 2005, as amended, the “Companies Act”) requires special resolution by the shareholders meeting as set forth in Article 309, Paragraph 2 thereof. Also, the Tender Offeror owns 7,003,552 Target Company Shares (including those indirectly owned, ownership ratio of 54.44%) as of today, so if the Tender Offeror were to set a minimum number of Share to be purchased in the Tender Offer as the so called “Majority of Minority”, it believes that the successful completion of the Tender Offer would become uncertain and that it is possible that setting a minimum number would not contribute to the interests of minority shareholders who wish to tender their shares in the Tender Offer. Therefore, the Tender Offeror has not set the minimum number of Share to be tendered for the Tender Offer as the majority of minority and will purchase all of the Shares tendered for the Tender Offer (the “Tendered Share”).

In the Tender Offer, the Tender Offeror has executed subscription agreements for tender offer (the “Subscription Agreement”) as of May 28, 2021 respectively with Mr. Shingo Nozawa, who is the Chairman and Representative Director of the Target Company and the fifth largest shareholder thereof (371,465 shares owned (note 2) and shareholding ratio of 2.89%) and Ms. Maiko Saito, who is a sister of Mr. Shingo Nozawa and the sixth largest shareholder of the Target Company (361,830 shares owned and shareholding ratio of 2.81%, hereinafter the “Prospective Shareholders” together with Mr. Shingo Nozawa). In these agreements, it is agreed to the effect that Prospective Shareholders tender all Target Company Shares owned by Prospective Shareholders (733,295 shares owned in total and shareholding ratio of 5.70%) for the Tender Offer. In addition, the Tender Offeror has executed subscription agreements for tender offer (the “Partial Subscription Agreement”) as of May 28, 2021 respectively with Nozawa Corporation Co., Ltd (“Nozawa Corporation”) which is an asset management company of Mr. Shingo Nozawa and the second largest shareholder of the Target Company (893,812 shares owned and shareholding ratio of 6.95%) and .Nozawa Creation Co., Ltd. (“Nozawa Creation”, hereinafter the “Shareholders to Partially Tender” together with Nozawa Corporation, since Nozawa Corporation and Nozawa Creation are the shareholders expected to tender a part of the Target Company Shares each owns for the Tender Offer. For the background of the partial tender, please see “(i) Background to the Decision by the Tender Offeror to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer”, “(2) Background Leading to the Decision to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer, and Management Policy After the Tender Offer”) which is another asset management company of Mr. Shingo Nozawa and the third largest shareholder of the Target Company (the total shareholding ratio of 840,000 shares and shareholding ratio of 6.53%). In these agreements, it is agreed that Nozawa Corporation tenders 500,000 shares (shareholding ratio of 3.89%) out of the Target Company Shares it owns for the Tender Offer and Nozawa Creation tenders 350,000 shares (shareholding ratio of 2.72%) (850,000 shares to be tendered in total and total shareholding ratio of 6.61%. The “Shares to be Tendered” hereinafter collectively refer to the Target Company Shares to be tendered by the Prospective Shareholders for the Tender Offer and those to be tendered by the Shareholders to Partially Tender for the Tender Offer) for the Tender Offer (the “Shares Not to be Tendered” herein refer to the Target Company Shares not to be tendered out of the those shares owned by the Shareholders to Partially Tender.). For details of the Subscription Agreement and Partial Subscription Agreement, please see “(i) Subscription Agreement” and “(ii) Partial Subscription Agreement” in “(6) Matters Concerning Material Agreement Regarding the Tender Offer”.

(Note 2) Shares owned do not include Shares less than one unit indirectly owned by Mr. Shingo Nozawa through cumulative stock investment of the Target Company. Hereinafter, the same applies.

If the Tender Offer has been completed but the Tender Offeror is unable to acquire all Target Company Shares (excluding the Target Company Shares owned by the Tender Offeror and the treasury shares that are owned by the Target Company) through the Tender Offer, the Tender Offeror intends to conduct a series of procedure to become the sole shareholder of the Target Company (the “Procedures to Make the Target Company a Wholly-owned Subsidiary of the Tender Offeror”). For details, see “(4) Post-Tender Offer Reorganization Policy (Two-Step Acquisition Items)” below.

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<Outline of the Structure prior to the Tender Offer and procedures planned thereafter>

The following charts illustrate outline of the structure prior to the Tender Offer and procedures planned thereafter.

According to the “Notice Concerning Statement of Opinion on Approval of the Tender Offer for Our Shares by Our Parent Company SECOM Co., Ltd. and Recommendation for Tender” released on May 28, 2021 by the Target Company (the “Target Company Press Release”), the Target Company resolved at the meeting of its board of directors held today to express its opinion in support of the Tender Offer and to recommend that the holders of the Target Company Shares tender in the Tender Offer. For details regarding the decision making process of the Target Company, see the Target Company Press Release and “(viii) Approval of All Directors of the Target Company Without Conflicts of Interest and Opinion of Non-objection of All Auditors Without Conflicts of Interest” in “(Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest)” in “(ii) Background of the valuation” in “(4) Basis of Valuation of Tender Offer Price” in “2. Overview of the Purchase” below.

(2)	Background Leading to the Decision to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer, and Management Policy After the Tender Offer
(i)	Background to the Decision by the Tender Offeror to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer
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The Tender Offeror was established as Nihon Keibi Hosho Co., Ltd. in July 1962, carried out an absorption-type merger with SP Alarm Systems Corporation formally rendering the said company the surviving company in December 1972 to change the nominal value of its shares (note 1), was thereafter listed on the Second Section of the Tokyo Stock Exchange in June 1974, was designated on the First Section of the Tokyo Stock Exchange in May 1978, changed its trade name to the current one in December 1983, and was listed on the First Section of the former Osaka Stock Exchange Co., Ltd. (the “Former Osaka Stock Exchange”) in June 1986. Then, by the merger of the spot market of the Former Osaka Stock Exchange with the Tokyo Stock Exchange in July 2013, the Tender Offeror became listed only on the First Section of the Tokyo Stock Exchange, as is the current status. The Tender Offeror comprises a company group constituted by the Tender Offeror, 165 consolidated subsidiaries, and 16 equity-method affiliates (as of March 31, 2021) (the company group includes the Target Company, the “Tender Offeror Group”). The Tender Offeror Group runs businesses such as security service business focusing on security contract service, disaster prevention business focusing on comprehensive disaster prevention service, medical service business centering on managing home medical care and retirement home (note 2), insurance business focusing on non-life insurance, geospatial information service business focusing on surveying and measurement business, BPO and ICT business (note 3) focusing on information security, large-scale disaster prevention, data center, and BPO operation.

(Note 1)    The absorption-type merger was implemented to change the nominal value of the share of Nihon Keibi Hosho Co., Ltd., and the substantial surviving company was Nihon Keibi Hosho Co., Ltd.

(Note 2)    Retirement home collectively refers to private nursing home care managed by the Tender Offeror group.

(Note 3)    “BPO and ICT business” collectively means BPO (Business Process Outsourcing) businesses of information security service, large-scale disaster prevention, crowd service, data center business, call center operation, and general back office operation.

Since its inception, the Tender Offeror has been working on establishing the Social System Industry, a framework of innovative and integrated services and systems that deliver safety, peace of mind, comfort, and convenience by running the aforementioned respective business in an interconnected and concerted manner around the security service business, under the corporate philosophy “to pursue values and contribution to the society”. In May 2017, the Tender Offeror has formulated the long-term vision toward 2030 of “SECOM Group’s Vision for 2030” (the “Vision for 2030”) with the aim of achieving the ANSHIN Platform Concept, and intends to consolidate the total value of the Tender Offeror Group to further promote establishment of relationships with partner companies.

On the other hand, according to the Target Company Press Release, the Target Company was established in May 1967 in Niigata City, Niigata Prefecture, as Nihon Keibi Hosho Niigata Kabushiki Kaisha, a subsidiary of Nihon Keibi Hosho Kabushiki Kaisha (currently, SECOM Co., Ltd.), for the purpose of contracting for security services in Niigata Prefecture. After that, in March 1969, the Target Company changed its trade name to Nihon Keibi Hosho Joshinetsu Kabusihiki Kaisha and expanded the scope of its business to Gunma Prefecture and Nagano Prefecture. In December 1983, the Target Company changed its name to Secom Joshinetsu Co., Ltd., which is the current name, along with the change of the trade name of Nihon Keibi Hosho Kabushiki Kaisha to SECOM Co., Ltd. At the time of its establishment, the Target Company began providing static guard services and patrolling services. In January 1968, the Target Company began providing armored car services. In March 1971, the Target Company began providing online security systems for businesses. In April 1984, the Target Company began providing an online security system for households “Secom Home Security”, which is now its core business and accounts for two thirds of its company’s sales. The Target Company also launched new businesses, including Internet-related services (transferred in 2010) in May 1997, home care services in October 1998, and health care services (terminated in 2009) in October 2000. The Target Company made Kabushiki Kaisha SP Alarm Sado (currently, Secom Sado Co., Ltd.), which conducts security business in Sado County (currently, Sado City), Niigata Prefecture, its subsidiary in July 1992. The Target Company also made Kabushiki Kaisha Nikkei Dengyo (currently, Secom Techno Joshinetsu Co., Ltd.), which conducts installation and maintenance of security equipment and electrical work, the Target Company’s subsidiary in December 1998. The Target Company listed on the Second Section of the Tokyo Stock Exchange in February 2002. In January 2009, the Target Company’s subsidiary Secom Techno Joshinetsu Co., Ltd. absorbed Secom Maintenance Joshinetsu Co., Ltd. In November 2010, the Target Company acquired shares of Japan Security System Co., Ltd., which conducts security business in Saku area of Nagano Prefecture, and made it the Target Company’s subsidiary (liquidated in February 2014). In July 2017, the Target Company made Secom Sado Co., Ltd. the Target Company’s wholly owned-subsidiary. The Target Company have continued to grow based on the Target Company’s philosophy of “Contributing to society through ‘right work’ and ‘good work’”.

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As of today, the group comprised of the Target Company and three consolidated subsidiaries (Secom Jastic Joshinetsu Co., Ltd., Secom Techno Joshinetsu Co., Ltd., and Secom Sado Co., Ltd.) (the “Target Company Group”)’s main business activities are the sale and installation of safety products and systems, mainly through the provision of online security systems in Niigata, Gunma and Nagano prefectures.

With regard to the capital relationship between the Tender Offeror and the Target Company, the Target Company was established in May 1967 with the Tender Offeror as the main investor (the number of shares held by the Tender Offeror at the time of incorporation is 2,660 shares (investment ratio (Note 4): 53.20%).). Subsequently, in April 1973, the Tender Offeror acquired 240 shares of the Company Shares from existing shareholders, and the number of shares held by it became 2,900 shares (investment ratio: 58.00%), and in the same month, the Target Company subscribed for 4,900 shares of the Company Shares through a capital increase of a third-party allocation of newly issued shares. As a result, the number of Company Shares held by the Tender Offeror became 7,800 shares (investment ratio: 52.00%). Subsequently, in February 1976, the Tender Offeror subscribed for 7,800 shares of the Company Shares through a capital increase of shareholder allocation of newly issued shares, and the number of shares held by it became 15,600 shares (investment ratio: 52.00%), and in October 1978, the Tender Offeror subscribed for 15,600 shares of the Company Shares through a capital increase of a third-party allocation of newly issued shares, and the number of Company Shares held by the Tender Offeror increased to 31,200 shares (investment ratio: 52.00%). Subsequently, the Tender Offeror subscribed for 936 shares through a capital increase of a third-party allocation of new shares carried out by the Target Company in October 1993, and the number of shares held by it became 32,136 shares (investment ratio: 52.11%), and the Tender Offeror subscribed for 676 shares through a capital increase of a third-party allocation of new shares carried out by the Target Company in November 1993, and the number of Company Shares held by the Tender Offeror became 32,812 shares (investment ratio: 52.08%). Subsequently, in August 1998, the Tender Offeror acquired 5,296 shares of the Company Shares from existing shareholders, and the number of Company Shares held by the Tender Offer became 38,108 shares (investment ratio: 60.49%). Subsequently, the Tender Offeror (i) subscribed for 8,000 shares of the Company Shares through a capital increase of a third-party allocation of newly issued shares carried out by the Target Company in February 1999, and the number of shares held by it became 46,108 shares (investment ratio: 61.48%), (ii) subscribed for 184,432 shares of the Company Shares through a capital increase of shareholder allocation of newly issued shares carried out by the Target Company in March 1999, and the number of shares held by it became 230,540 shares (investment ratio: 61.48%), and (3) subscribed for 32,895 shares of the Company Shares through a capital increase of a third-party allocation of newly issued shares carried out by the Target Company in February 2000 and the number of shares held by the Tender Offeror became 263,435 shares (investment ratio: 61.98%). Subsequently, in March 2001, the Target Company conducted a stock split in which 1 share of the Company Share was divided into 20 shares, and the number of shares held by the Tender Offeror became 5,268,700 shares (investment ratio: 61.98%). Subsequently, in July 2001, the Target Company conducted a gratis allocation of 0.5 shares of the Company Shares for every 1 share of the Company Share, and the number of shares held by the Tender Offeror became 7,903,050 shares (investment ratio: 61.98%). Following the listing of Company Shares in February 2002, the Tender Offeror sold 1,000,000 shares of the Company Shares, and the number of Company Shares held by the Tender Offeror became 6,903,050 shares (investment ratio: 52.10%). In July 2005, the Target Company cancelled the Target Company’s treasury shares (140,499 shares), and the investment ratio of the Tender Offeror became 52.66%. In September 2005, the Tender Offeror sold 283,000 shares of the Company Shares, and the number of Company Shares held by the Tender Offeror became 6,620,050 shares (investment ratio: 50.50%). Subsequently, in July 2019, the Tender Offeror conducted a gratis allocation of 0.05 treasury share held by the Target Company for every 1 share of the Company Share, and the number of shares held by the Tender Offeror became 6,951,052 shares (investment ratio: 53.02%), as is the current status.

(Note 4) “Investment ratio” in this section means the total number of issued shares of the Company Shares at each point (however, the number of treasury shares held by the Target Company at such point is not subtracted), in each case rounded off to the second decimal place.

In addition, Secom Investment (S) Pte. Ltd., a wholly-owned subsidiary of the Tender Offeror, acquired 50,000 shares of the Company Shares from the market in January 2004 for the purpose of managing its own assets, and the Target Company conducted a gratis allocation of shares in July 2019. As a result, the number of shares currently held by Secom Investment (S) Pte. Ltd. is 52,500 shares.

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The Tender Offeror has formulated the Vision for 2030 as above to clarify the direction of the Tender Offeror Group, and the Vision for 2030 puts forward the ANSHIN Platform Concept as a social infrastructure, seeking to provide peace of mind to people in their everyday lives, as well as to society as a whole through integrating the business various technologies and knowledge of various partners who share the Tender Offeror’s mission, anchored in the relationship of trust that the Tender Offeror has cultivated with society. Also, the “SECOM Group Road Map 2022” set out in 2018 has accelerated the growth toward achieving the Vision for 2030, by clarifying that “technological advances” and “a declining labor force” are the prioritized issues to be addressed and continuously investing in system for organizing foundation for the future as well as human resources. Meanwhile, in light of the major shifts in the external environment as represented in the recent pandemic of COVID-19 and current situations of increasing uncertainty, the Tender Offeror came to consider that it is imperative for advancing the Vision for 2030 to make steady efforts to maintain the security service business constituting the core business of the Tender Offeror, and this led the Tender Offeror to the view that it would be desirable to establish a flexible relationship more than ever with the Target Company centering on the security service business as the Tender Offeror does. As such, keeping in mind that security service is considered to become more and more socially significant, the Tender Offeror believes that making the Target Company a wholly-owned subsidiary will realize faster and more flexible management decisions made through integration of the Tender Offeror and the Target Company, and concentrates necessary management resource on the security service business along with stronger coordination with the Target Company, leading to achievement of the sustainable development and pursuing further enhancement of both companies’ corporate values.

The Tender Offeror intends to achieve following synergy by making the Target Company a wholly owned subsidiary of the Tender Offeror and improving further coordination.

(i)	Enhancing competitiveness through fast and flexible decision-making and execution of management strategy

The Tender Offeror understands that the security industry is at the huge turning point to see increasing new customers’ demands (e.g., security service, etc. combining digital technologies) toward post-COVID-19 and technological advance in areas such as digitalization and smartification.

Meanwhile, although the Tender Offeror and the Target Company has been operating their business under the common corporate philosophy as the Tender Offeror Group, the decision-making structure of the group including listed subsidiaries has become complicated due to separate management decision-making by each board of director of respective company attending to the shareholders’ interests.

In order to provide customers with the best services continuously in this security industry facing this turning point, the Tender Offeror considers that it is imperative to make decisions fast and flexibly and to execute management strategy with revision as appropriate at some time. By making the Target Company a wholly owned subsidiary and simplifying the decision-making structure, quick and highly flexible decision making will be achieved without missing opportunity for profit and decisions, leading to prompt and smooth execution of management strategy.

By disseminating and instilling the new products and service across the country instantaneously, business development beneficial for both sides will be realized through quick implementation more than ever of planning and execution of operational strategy utilizing promotion know-how, channel, and customers’ data to be newly acquired from now on, eventually enhancing competitiveness of the Tender Offeror and the Target Company.

(ii) Optimizing management resources including effective use of human resources in connection with corporate functions, etc,

The Tender Offeror believes that, by providing the Target Company with more support to management system, etc. and leveraging the corporate function of the Tender Offeror at maximum such as integration of corporate department, the Tender Offeror Group including the Target Company will be able to optimize the management resource an environment will be arranged where the Target Company will be able to better concentrate on business operation, and profitability will improve.
On top of that, after the Transaction, it will become possible to provide employees of the Target Company with opportunity for talent exchange, where desired, within the Tender Offeror Group including other companies thereunder in addition to the Tender Offeror.

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(iii) Eliminating possibility of potential conflict of interests pertaining to the parent-child listing and reducing the burden such as costs to keep being listed

Under these current circumstances where each of the Tender Offeror and the Target Company has operated each business independently as a listed company, due to potential conflict of interests, careful decision considering the interests of minority shareholders of the Target Company has been required to utilize respective management resource, such as necessity for deliberate consideration of the interests of minority shareholders of the Target Company in relation to the benefits from such utilization and objective fairness as a transaction. The Tender Offeror believes that, through resolution of that issue, the coordination between the Tender Offeror and the Target Company will be strengthened and the maximum interest of the group will be realized. Moreover, through the Target Company Shares going private by the Transaction, the burden of cost incurred to keep being listed will be reduced.

As a result of the aforementioned consideration and rethinking of the way to optimize the capital relationship with the Target Company in view of disclosure of the standard for market restructuring by Tokyo Stock Exchange, at the end of December 2020, the Tender Offeror analyzed that sales of the Target Company Shares owned by the Tender Offeror would be necessary to achieve the liquidity criteria. Based on such analysis, the Tender Offeror reached a conclusion that making the Target Company a wholly owned subsidiary of the Tender Offeror would lead to more growth of security service business by the Tender Offeror Group than selling the Target Company Shares, thus further enhance both companies’ corporate value. That being said, in mid-January 2021, in order to confirm the intention of the Prospective Shareholders and Shareholders to Partially Tender which represent relatively larger shareholding proportion for this Transaction, the Tender Offeror explained to Mr. Shingo Nozawa to the effect that it intended to implement transactions to make the Target Company a wholly-owned subsidiary. Upon this explanation, the Tender Offeror had considered it appropriate to discuss with Mr. Shingo Nozawa as the contact point of the Prospective Shareholders and Shareholders to Partially Tender, since the Tender Offeror recognized that he was in a position to represent his relatives publicly regarding the decision made by Ms. Maiko Saito and relatives of Mr. Shingo Nozawa who is the major shareholder of the Shareholders to Partially Tender. Further, to seriously examine the possibility of the transactions making the Target Company a wholly-owned subsidiary, the Tender Offeror appointed SMBC Nikko Securities Inc. (“SMBC Nikko Securities”) in mid-February 2021 as its financial advisor and the third party valuation organization as well as URYU & ITOGA in early March 2021 as its legal advisor being respectively independent from the Tender Offeror, the Target Company, the Prospective Shareholders, and the Shareholders to Partially Tender. After that in mid-March 2021, the Tender Offeror, which had received a reply in early March 2021 from Mr. Shingo Nozawa to be open to consider the possibility of accepting the transaction making the Target Company a wholly-owned subsidiary, had concluded that it would be better to implement the Share Exchange as the main option specifically for the Transaction in light of benefits of the Share Exchange as stated later, if the Tender Offeror has not been able to make the Target Company a wholly-owned subsidiary by the Tender Offer. As such, the Tender Offeror had initially expressed its intention to the Target Company to implement the Transaction in the middle of March 2021, then, on March 24, 2021, the Tender Offeror had sent the Target Company an initial proposal (the “Initial Proposal”) to the effect that it wished to begin examination and discussion of this Transaction. On the same day, the Target Company notified the Tender Offeror that it would start considering the Initial Proposal, by which the discussion about the strategic significance of this Transaction had begun. The Tender Offeror understands that the Target Company has also established a special committee to begin serious consideration pertaining to this Transaction on March 30, 2021. The Tender Offeror has proposed in the Initial Proposal the scheme of share exchange for Procedures to Make the Target Company a Wholly-owned Subsidiary of the Tender Offeror as part of the Transaction following the Tender Offer, and received initial response to start consideration on that basis with reservation that it would require a careful consideration on whether such method should be employed in terms of general shareholders’ interest, without receiving a proposal from the Target Company about providing cash as consideration thereof, in light of the facts that, among others, (a) while the Tender Offer provides all shareholders of the Target Company with an opportunity of selling the Target Company Share they hold to acquire cash as a consideration thereof at an earlier stage, shareholders who do not apply for the Tender Offer still have an option, by acquisition of the ordinary shares of the Tender Offeror through the Share Exchange, to continuously obtain benefits from the synergy realized through development of the Tender Offeror Group and the Transaction; (b) after implementing the Share Exchange, since the ordinary shares of the Tender Offeror may be traded in the First Section of the Tokyo Stock Exchange and thereby fluidity of the shares owned by shareholders who wish to choose share exchange can be ensured, shareholders who wish to choose share exchange may monetize the shares anytime they want; and (c) the Tender Offeror may reduce the financial cost for the Transaction.

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The Tender Offeror has conducted due diligence of the Target Company from late March 2021 to late April 2021 in conjunction with specific consideration of transaction terms after receiving business plan from the Target Company in the middle of April 2021. After comprehensive consideration of the result of the aforementioned due diligence, initial valuation result of the Target Company Share by SMBC Nikko Securities and other factors, on April 27, 2021, the Tender Offeror submitted a letter of intent proposing that tender offer price per share for the Target Company Share in this Tender Offer be JPY 5,780. However, on April 28, 2021, the Target Company made a request to reconsider the proposed price, by reason that the premium stood at insufficient level and the proposed price was insufficient in comparison with the price level of the Target Company Share calculated by the Target Company based on the business plan. In view of such request, on May 10, 2021, the Tender Offeror made another proposal to set the Tender Offer Price at JPY 6,000, but, on May 13, 2021, the Target Company requested another reconsideration of the proposed price, by reason that the proposed price reached certain level of premium in comparison with market price of the Target Company Share but not reached substantial level of premium due to undervalued market price of the Target Company Share, and the proposed price was still insufficient in comparison with the price level of the Target Company Share calculated by the Target Company based on the business plan. Thereafter, on May 17, the Tender Offeror made further proposal to raise the Tender Offer Price to JPY 6,300, but, on May 19, it received a request from the Target Company for reconsideration to raise the proposed price for sufficiently protecting the interests of the minority shareholders of the Target Company. In response, on May 21, the Tender Offeror made additional request to set the Tender Offer Price at JPY 6,350. Then, on May 24, the Tender Offeror received a response from the Target Company to agree that the Tender Offer Price is set at JPY 6,350. Furthermore, on May 21, the Tender Offeror made a proposal to the effect that valuation of the Target Company Shares shall be the same price as the Tender Offer Price upon determining the share exchange ratio in the Share Exchange and valuation of the Tender Offeror’s ordinary shares shall be mainly based on market value of the Tender Offeror’s ordinary shares in the period to be separately determined through consultation for the Share Exchange. On May 24, the Tender Offeror obtained a response to consider on the basis that the share exchange ratio in the Share Exchange shall be determined on the said basis. Additionally, on May 27, in deciding the share exchange ratio in the Share Exchange, the Tender Offeror proposed to the Target Company that the evaluation of the Target Company Share be the same price as the Tender Offer Price and it use the market share price method (Note 5) for evaluation of ordinary shares of the Tender Offeror by setting the preceding business day of the date executing the share exchange agreement pertaining to the Share Exchange as the base date. Today, the Tender Offeror received a response to agree that the share exchange ratio in the Share Exchange shall be determined on that basis.

(Note 5)    The “Market Share Price Method” refers to a method stated in “Basis of the valuation” in “(4) Tender Offer Price” in “2. Purchase Period, Tender Offer Price, and Number of Share to be Purchased”. Based on the range of share values calculated by the third party valuation organization using the market share price method, the Tender Offeror and the Target Company conduct valuation of the ordinary shares of the Tender Offeror with due consideration of shareholders of the Tender Offeror and the Target Company and sufficient measures to ensure fairness of the transaction terms through (a) advice from the Special Committee regarding the negotiation policy for the process of consideration and negotiation as well as the report submitted by the Special Committee regarding the fairness of the share exchange ratio on the Target Company’s side; and (b) advice obtained from independent legal advisors from each party. Hereinafter the same applies to the “Market Share Price Method” as a method to valuate the ordinary shares of the Target Company upon determining the share exchange ratio in the Share Exchange.

Besides, while the Tender Offeror made an explanation to Mr. Shingo Nozawa in the middle of January 2021 to the effect that it had an intention to carry out transactions making the Target Company a wholly-owned subsidiary, in the middle of March 2021, the Tender Offeror initially reported its intention to him to implement the Transaction in the middle of March 2021. As a result, in late April, the discussion with Mr. Nozawa pertaining to the tender for the Tender Offer by Prospective Shareholders and Shareholders to Partially Tender started. Thereafter, as the Tender Offeror had reported the progress of the discussion with the Target Company to Mr. Nozawa when appropriate, in May 24, the Tender Offeror informed Mr. Nozawa of its intention to (a) set the Tender Offer Price at JPY 6,350, since, as stated above, the Target Company had accepted the Tender Offeror’s proposal to set the Tender Offer Price at the said price; and (b) if there are any Target Company Shares not to be tendered for the Tender Offer, to request Mr. Shingo Nozawa, Ms. Maiko Saito, Nozawa Corporation, or Nozawa Creation to exercise their voting rights of such Target Company Shares in favor of the Proposal, when the Proposal is submitted to the shareholders meeting of the Target Company. In response, it has received a response from Mr. Shingo Nozawa that he agrees to its request.

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Moreover, on May 25, the Tender Offeror received requests from Mr. Shingo Nozawa that Prospective Shareholders wished to tender all Target Company Shares they own for the Tender Offer and the Shareholders to Partially Tender wish to tender 500,000 shares (shareholding ratio of 3.89%) out of 893,812 Target Company Shares Nozawa Corporation owns (shareholding ratio of 6.95%) for the Tender Offer as well as 350,000 shares (shareholding ratio of 2.72%) out of 840,000 Target Company Shares Nozawa Creation owns (shareholding ratio of 6.53%) for the Tender Offer. In response, the Tender Offeror replied on the same day to accept its requests. Based on these discussions, the Tender Offeror decided by the resolution of its board of directors today to launch the Tender Offer as part of the Transaction with setting the Tender Offer Price at JPY 6,350. Also, it has executed the Subscription Agreements with the Prospective Shareholders and the Partial Subscription Agreements with the Shareholders to Partially Tender.

(ii)	Process of, and Reasons for, the Decision Making by the Target Company
a.	Proposal from the Tender Offeror and Background of the Establishment of the Structure for Consideration

According to the Target Company Press Release, in response to an announcement of criteria for a market reform by Tokyo Stock Exchange in December 2020, the Target Company commenced to discuss the Target Company’s capital policy such as sales of shares from large shareholders with a view to improve traded shares ratio in order to meet the requirements to maintain the listing. As stated in “(2) Background Leading to the Decision to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer, and Management Policy After the Tender Offer” above, the Tender Offeror stated that it explained to Mr. Nozawa in the middle of January, 2021 its intention to carry out ae transaction to make the Target Company its wholly-owned subsidiary in order to confirm intention of Prospective Shareholders and Shareholders to Partially Tender in relation to the transaction to make the Target Company a wholly-owned subsidiary, and the Target Company has assessed the Target Company’s capital structure and organization after going private and various effects of going private on the Target Company in response to the notice from Mr. Shingo Nozawa that he received an offer from the Tender Offeror in the middle of January, 2021. The Target Company received an initial offer for the Transaction from the Tender Offeror in the middle of March 2021 and received the Initial Proposal from the Tender Offeror on March 24, 2021. The Target Company informed the Tender Offeror on the same day that the Target Company would examine the content of the Initial Proposal. In order to examine the content of the Initial Proposal, the Target Company, on March 30, 2021, appointed Nomura Securities Co., Ltd. (“Nomura Securities”) as a financial advisor and a third-party valuation organization independent of the Tender Offeror and the Target Company, and Anderson Mōri & Tomotsune as a legal advisor independent of the Tender Offeror, the Target Company, Prospective Shareholders and Shareholders to Partially Tender in relation to the Transaction. The Target Company is a consolidated subsidiary of the Tender Offeror and the Transaction constitutes a transaction that typically presents the issue of structural conflicts of interest and the issue of inequality in available information, so, in order to address these issues and ensure fairness of the Transaction, and based on Anderson Mōri & Tomotsune’s advice, the Target Company immediately commenced to set up a system to review, negotiate and make decisions on the Transaction independent of the Tender Offeror, Prospective Shareholders and Shareholders to Partially Tender from the perspective of enhancing the Target Company’s corporate value and securing the interests of the Target Company’s general shareholders.

Specifically, as described in “(ii) Establishment by The Target Company of an Independent Special Committee” under “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii ) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” below, from late March 2021, the Target Company started making arrangements for the establishment of a special committee consisting of the Target Company’s independent outside directors and independent outside auditors. Then, as soon as receipt of the Initial Proposal from the Tender Offeror on March 24, 2021, the Target Company, by resolution at the Board of Directors meeting held on March 30, 2021, established a special committee (the “Special Committee” and for matters such as the background of the establishment of the Special Committee, the details of its consideration, and the details of its decision, see “(ii) Establishment by The Target Company of an Independent Special Committee” under “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii ) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” below) consisting of three members, Mr. Rokuro Murayama (an independent outside director of the Target Company, attorney-at-law), Ms. Masako Nakayama (an independent outside director of the Target Company, President and Representative Director of KITAC CORPORATION) and Mr. Hiroshi Taguchi (an independent outside auditor, (full-time auditor) of the Target Company; a former Manager of Administrative and System Management of THE TAIKO BANK, LTD.). The Target Company then consulted the Special Committee as to whether: (i) the purpose of the Transaction is reasonable (including whether the Transaction will contribute to enhancement of the Target Company’s corporate value);

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(ii) the appropriateness of the terms and conditions of the Transaction (including the method of the implementation of the Transaction, the Tender Offer Price and the type of consideration of the Transaction) has been ensured; (iii) interest of the Target Company’s minority shareholders is fully respected through fair procedures in the Tender Offer, (iv) other than (i) through (iii) above, the Transaction is not considered to be disadvantageous to the Target Company’s minority shareholders; and (v) the Target Company’s Board of Directors should express an opinion in support of the Tender Offer and to recommend the Target Company’s shareholders to tender their shares in the Tender Offer (collectively, the “Advisory Matters”). In addition, in establishing the Special Committee, the Target Company’s Board of Directors resolved that the Special Committee shall be a panel independent from the Target Company’s Board of Directors, and the Board of Directors should respect the Special Committee’s opinions to the fullest extent in making decisions regarding the Transaction, and if the Special Committee determines that the Transaction is not appropriate, the Target Company’s Board of Directors should not decide on the implementation of the Transaction, and that while the Target Company proceeds with negotiations with the Tender Offeror on the terms and other matters of the Transaction, the Target Company shall report the status of such negotiations to the Special Committee at proper timings and shall ask for its opinion, instructions and requests in a material phase. Also, the Target Company’s Board of Directors further resolved to grant to the Special Committee the authority to appoint its lawyer, valuation organization, certified public accountant or other advisors as it deems necessary at the expense of the Target Company, and the authority to conduct investigation pertaining to its duties (including to ask questions to officers or employees of the Target Company who are related to the Transaction, or to the Target Company’s advisors involved in the Transaction as to the matters necessary for the committee’s duties, and to request explanations or advice from them) at the expense of the Target Company (for the method of resolution at such Board of Directors meeting, see “(ii) Establishment by The Target Company of an Independent Special Committee” under “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” below). As described in “(ii) Establishment by The Target Company of an Independent Special Committee” under “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” below, on March 30, 2021, the Special Committee has appointed Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama) as its own legal advisor and PLUTUS CONSULTING Co., Ltd. (“Plutus”) as its own financial advisor and third-party valuation organization

In addition as described in “(ii) Establishment by The Target Company of an Independent Special Committee” under “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” below, the Special Committee has approved the appointment of Nomura Securities, the Target Company’s financial advisor and third-party valuation organization, and Anderson Mōri & Tomotsune, the Target Company’s legal advisor, after confirming that there was no issue regarding their independence and expertise in the Transaction.

Further, as stated in “(vii) Establishment of a Structure for Independent Review by The Target Company” under “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” below, the Target Company has established the internal system for review, negotiation and determination concerning the Transaction independent of the Tender Offeror, Prospective Shareholders and Shareholders to Partially Tender (including the scope and duties of the officers of the Target Company who are involved in the review, negotiations and determination regarding the Transaction) and obtained approval of the Special Committee for no issue regarding the independence and fairness of the system.

b.	Details of Consideration and Negotiations

The Target Company took into consideration reports regarding the results of the share valuation of the Company Shares, advice regarding policies for negotiating with the Tender Offeror, and other advice from a financial perspective, received from Nomura Securities as well as legal advice received from Anderson Mōri & Tomotsune regarding measures to ensure fairness of the procedures in the Transaction, and then carefully considered reasonableness of the Transaction and appropriateness of the terms and conditions of the Transaction.

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Further, since shares in the Tender Offeror are to be used as the consideration of the Share Exchange contemplated in the Transaction, the Target Company considered whether shares in the Tender Offeror as the consideration of the Share Exchange contributes to interest of the Target Company’s shareholders and whether such consideration makes any material difference to interest of the Target Company’s shareholders compared to cash used as the consideration of the Share Exchange. The Target Company has determined that use of shares in the Tender Offeror as the consideration of the Share Exchange contributes to interest of the Target Company’s minority shareholders and such consideration will not make any material difference to interest of the Target Company’s shareholders compared to cash used as the consideration of the Share Exchange after confirming the results of due diligence concerning the Tender Offeror conducted by Anderson Mōri & Tomotsune and Grant Thornton Yamada & Partners, specifically because if shares in the Tender Offeror is used as consideration of the Share Exchange, the Target Company’s shareholders who do not tender in the Tender Offer can, as shareholders of the Tender Offeror after the Transaction, enjoy benefits from synergies and enhancement of the corporate value of the Tender Offeror Group including the Target Company as a result of the Transaction, that common shares of the Tender Offeror can be traded in the First Section of the Tokyo Stock Exchange and their liquidity is secured, and that the Target Company is aware that some of the customers of the Company Group own the Company Shares, such capital relationship has contributed to the establishment and maintenance of relationships between the Company Group and such customers, and it is possible to provide options in the Transaction to own shares in the Tender Offeror through the Share Exchange as the means of making the Target Company a wholly-owned subsidiary. The Target Company took into account in the Target Company’s consideration that as pointed out in “Fair M&A Guidance” published by the Ministry of Economic, Trade and Industry on June 28, 2019, since even if shares are used as the acquisition consideration, the issues with respect to fairness of transaction terms are the same as cases where cash is used as the acquisition consideration, the nature of the acquisition consideration does not necessarily result in a difference in the importance of ensuring that the interest of general shareholders are protected in M&A through fair procedures. In addition, because the Tender Offeror in the end proposed that share exchange ratio in the Share Exchange should be determined based on the assumption that valuation of the Company Shares equals to the Tender Offer Price and market price analysis is adopted for valuation of common shares of the Tender Offeror with the reference date being the business day immediately before the execution date of the share exchange agreement regarding the Share Exchange, and that the conditions would not be disadvantageous to the Target Company’s shareholders compared to when they accept the Tender Offer even if they do not tender in the Tender Offer to receive issuance of common shares of the Tender Offeror as a result of the Share Exchange while the Target Company and the Special Committee examined more carefully various methods of calculation and determination of the share exchange ratio in the Share Exchange in response to a proposal in the Initial Proposal to adopt the method of the Share Exchange as the procedures for making the Target Company a wholly-owned subsidiary, the Target Company took into account the previous examination and responded to the Tender Offeror to agree to use the method of share exchange as the procedures for making the Target Company a wholly-owned subsidiary and to determine the share exchange ratio in the Share Exchange based on the assumption above, following discussion between the Tender Offeror and the Target Company after the Tender Offer. The Target Company has not proposed any structure other than those proposed by the Tender Offeror.

April 27, 2021, the Target Company has continued discussion and negotiation on the terms of the Transaction including the Tender Offer Price with the Tender Offeror since receipt from the Tender Offeror of the initial letter of intent specifying the Tender Offer Price being JPY 5,780 per share. Specifically, the Target Company received a proposal of the Tender Offer Price being JPY 6,000 per share on May 10, 2021 and a proposal of the Tender Offer Price being JPY 6,300 per share on May 17, 2021. The Target Company requested the Tender Offeror to reconsider the Tender Offer Price for both proposals as the prices fell short of a proper price after examining them based on opinions from the Special Committee (which obtained advice from Plutus and Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama) that are advisors of the committee in forming such opinion) and opinions obtained from Nomura Securities and Anderson Mōri & Tomotsune. Beyond this, the Target Company continued discussion and negotiation with the Tender Offeror through the Target Company’s financial advisor. As a result, the Target Company decided to accept a proposal from the Tender Offeror specifying the Tender Offer Price being JPY 6,350 per share on May 21, 2021.

During the consideration and negotiation process above, the Special Committee received reports from the Target Company and the Target Company’s advisors, as necessary, confirmed the price offered from the Tender Offeror and stated opinions to such price. Specifically, the Special Committee has reviewed and approved the content of the business plan for fiscal year ending March 2022 to fiscal year ending March 2026 prepared by the Target Company (the “Business Plan”), material conditions precedent and reasonableness of the process of preparation, etc. When negotiating with the Tender Offeror, the Target Company’s financial advisor took measures in accordance with the negotiation policy determined based on deliberation by the Special Committee. In addition, when the Target Company’s financial advisor received proposals regarding the Tender Offer Price from the Tender Offeror, it immediately reported such proposals to the Special Committee and took measures in accordance with instructions of the Special Committee.

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On May 28, 2021, the Target Company received a written report, concluded as (i) the Special Committee believes that the purpose of the Transaction is found to be reasonable (the Transaction will contribute to enhancement of the Target Company’s corporate value), (ii) the Special Committee believes that the appropriateness of the transaction terms of the Transaction (including the method of implementation of the Transaction, the Tender Offer Price and the type of consideration for the Transaction) has been ensured, (iii) the Special Committee believes that the fairness of the procedures for the Transaction has been ensured, which means the Special Committee believes that sufficient consideration has been given to the interests of the Target Company’s minority shareholders through fair procedures in the Transaction, (iv) other than (i) through (iii) above, the Special Committee believe that the Transaction is not disadvantageous to minority shareholders of the Target Company, and (v) furthermore, based on (i) through (iv) above, the Special Committee believes that at present, it is reasonable for the Target Company’s Board of Directors to decide to express an opinion in support of the Tender Offer and to recommend that the Target Company’s shareholders tender their shares in the Tender Offer, and that it is not disadvantageous to the Target Company’s minority shareholders, (the “Report”) from the Special Committee (for an outline of the Report, see “(ii) Establishment by The Target Company of an Independent Special Committee” under “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” below). In conjunction with the Report, the Target Company has received from the Special Committee a share valuation report related to the result of valuation of the Company Shares which the Special Committee received from Plutus as of May 27, 2021 (“Share Valuation Report (Plutus)”) and a fairness opinion to the effect that 6,350 yen per share which is the Tender Offer Price is fair to the Target Company’s shareholders (excluding the Tender Offeror and its affiliate companies) from a financial perspective (“Fairness Opinion”) (for an outline of the Share Valuation Report (Plutus) and the Fairness Opinion, see “(iv) Acquisition by the Special Committee of a Share Valuation Report and Fairness Opinion from an Independent Financial Advisor and Third-Party Valuation Organization” under “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” below.

c.	Details of the Target Company’s Decisions

In the context of the process above, the Target Company has carefully discussed and reviewed at the Target Company’s Board of Directors meeting held today whether the Transaction including the Tender Offer would contribute to improvement of the Target Company’s corporate value and whether the terms and conditions of the Transaction including the Tender Offer are appropriate while fully respecting the judgments of the Special Committee described in the Report, based on legal advice given by Anderson Mōri & Tomotsune advice from a financial perspective given by Nomura Securities and a share valuation report related to the result of valuation of the Company Shares received as of May 27, 2021 from Nomura Securities (“Share Valuation Report (Nomura Securities)”) as well as the Share Valuation Report (Plutus) and the Fairness Opinion submitted through the Special Committee.

As a result, as stated below, the Target Company reached the conclusion that the Transaction would contribute to the improvement of the Target Company’s corporate value.

The market environment surrounding the Target Company is experiencing various drastic changes as in (II) Background to the Decision by the Tender Offeror to Implement the Tender Offer, Purpose and Decision-Making Process”

In addition, the Target Company recognizes that the COVID-19 pandemic has made it urgent issues to reinforce not only traditional face-to-face sales activities but also non-face-to-face sales activities and to actively make proposals and take actions in accordance with the Target Company’s clients’ actions. Hence, the Target Company recognizes that it is necessary for the Target Company to make investment and improvement of systems, for information sharing and mutual use in sales activities.

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It is expected that the Target Company’s management condition will continue to be tight in rural areas in particular due to concerns over shrinking markets caused by the aging population and falling birthrate, and due to a tight labor market.

Under such circumstance, it has become a requirement to continue business on the premise of climate change and natural disasters such as earthquakes, tidal waves, and wind and flood damage. the Target Company’s stable financial base has contributed to maintaining provision of security and safety to the Target Company’s stakeholders including shareholders, clients, employees and local communities.

However, as aforementioned, the Target Company’s management condition is expected to remain tight and it is necessary to fundamentally improve the Target Company’s business and management foundation. While active investment for such purpose is expected to provide merits contributing to improvement of the Target Company’s corporate value in the medium to long-term, it requires initial cost and prior investment in the short-term, and may affect the Target Company’s financial condition and performance; hence, it may not be able to receive adequate evaluation from the capital market. The Target Company has, thus, determined on May 28, 2021 that it is the best way to carry out active investment, etc. to aim to fundamentally improve the Target Company’s business and management foundation responding to radical changes in the environment through making the Target Company a wholly-owned subsidiary of Tender Offeror and eliminating potential conflict of interest arising from listing of the parent and subsidiary companies while establishing a flexible and rapid decision making system by execution of the Transaction because there is limitation on making active investment while securing interest of the Target Company’s general shareholders.

The followings are specific synergies that the Target Company considers feasible:

(I) Enhancement of Competitiveness through Active Investment

The Target Company expects that the Transaction will enable the Target Company to meet clients’ needs that become more sophisticated as a result of changes in a social environment by considering and making with the Tender Offeror Group, investment aimed to provide new products and services in the future or active investment into sales support systems and customer management systems designed for a new sales style which activities should be addressed by the Tender Offeror Group including the Target Company to improve the Target Company’s corporate value in the medium to long-term and by reinforcing cooperation with the Tender Offeror Group, and will contribute to improvement of the Target Company’s competitiveness.

(II) Further Reinforcement of Sharing of Information and Various Resources

While the Tender Offeror Group including the Target Company shares the company missions and management strategies, and provides the same brand and the same service, the Target Company independently makes the Target Company’s own management decisions as a listed company, which causes certain failure of or delay in information sharing with the Tender Offeror. The Target Company expects that the Transaction will address such issue by making the Target Company a wholly-owned subsidiary of the Tender Offeror and enable improvement of efficiency through sharing of resources of back office and optimization of personnel allocation mainly through integration of corporate departments.

(III) Establishment of Human Resources Base through Improvement of Personnel Development

Improvement of personnel development in the Target Company is an urgent issue in the market environment surrounding the Target Company and the Target Company believes that investment into human resources is more and more necessary. The Target Company expects to be able to invest into personnel development more rapidly and actively than before as a result of execution of the Transaction by the Tender Offeror to establish a flexible and rapid decision-making system while making the Target Company its wholly-owned subsidiary and eliminating potential conflict of interest arising from listing of the parent and subsidiary companies.

Specifically, the Target Company expects that the Transaction strengthens a cooperative system through improved personnel exchange between the Tender Offeror and the Target Company and enables improvement of dispatch for training from the Company Group to the Tender Offeror, securing of diversity in core personnel of the Company Group and reinforce its human resources base by providing more opportunities to have practical experience in various jobs and regions.

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(IV) Reduction of Listing Maintenance Cost and Relevant Work

Listed companies are required to have in place a more sophisticated system for maintaining their listing by amendments to the Companies Act or revision of Corporate Governance Code every year. The work and cost burden to respond to these are increasing every year. The Target Company expects that the Transaction reduces the work and cost burden related to these by making the Target Company a wholly-owned subsidiary of the Tender Offeror and private.

(V) Investment into New Business Domains

Security services account for most of the Target Company’s sales. Although the Target Company has tried new business such as information business or health management business in the past, nursing care business is the only business of the Target Company other than the security service business at present. The Target Company expects that the Transaction will enable the Target Company to accelerate utilization and expansion of products and services provided in each business of the Tender Offeror Group and provided by co-creation with new partners in the Target Company’s business areas through promotion of the vision of ANSHIN Platform Concept aimed for 2030 based on the security services which will be improved as a result of the Target Company becoming a wholly owned subsidiary of the Tender Offeror.

Upon the closing of the Transaction and after becoming a wholly-owned subsidiary of the Tender Offeror, we will be able to avoid conflicts of interest between the Tender Offeror Group and the Target Company’s minority shareholders and restrictions to secure the Target Company’s independence, and will be able to contribute to the improvement of the corporate value of the Tender Offeror Group as a whole, including the Target Company, over a medium to long period of time by aligning with the Tender Offeror Group the Target Company’s perspectives on achieving such medium- to long-term growth and by efficiently using management resources in a fast and smooth manner.

In addition, based on the following points, among other factors, we determined that the Tender Offer Price of 6,350 yen per share is an appropriate price ensuring the interests of the Target Company’s general shareholders and that the Tender Offer provides to the Target Company’s general shareholders reasonable opportunities to sell the Target Company’s shares at a price including an appropriate premium.

(i) The Tender Offer Price is a price agreed upon as a result of the Target Company sufficiently taking measures to ensure fairness of the terms and conditions of the Transaction, including the Tender Offer Price, as described in “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” in “2. Overview of the Purchase” below, and then negotiating with the Tender Offeror a number of times, with the substantial involvement of the Special Committee.

(ii) The Tender Offer Price is above the result calculated using market price analysis and within the range of the results calculated using comparable company analysis and DCF analysis (as defined in “(vi) Acquisition by the Target Company of a Share Valuation Report from an Independent Financial Advisor and Third-Party Valuation Organization” under “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” in “2. Overview of the Purchase” below) included in the result of the share valuation of the Company Shares prepared by Nomura Securities in the Share Valuation Report (Nomura Securities) as stated in “(I) Acquisition of Share Valuation Report by The Target Company from an Independent Financial Advisor and Third-party Valuation Organization” under “(3) Matters Pertaining to Valuation” below.

(iii) The Tender Offer Price is above the results calculated using market price analysis and comparable company analysis, and within the range of the result calculated using the DCF analysis (as defined in “(vi) Acquisition by the Target Company of a Share Valuation Report from an Independent Financial Advisor and Third-Party Valuation Organization” under “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” in “2. Overview of the Purchase” below) included in the result of the share valuation of the Company Shares prepared by Plutus in the Share Valuation Report (Plutus) as described in “(vi) Acquisition by the Target Company of a Share Valuation Report from an Independent Financial Advisor and Third-Party Valuation Organization” under “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” in “2. Overview of the Purchase” below. In addition to this, the Fairness Opinion has been issued by Plutus to the effect that 6,350 yen per share which is the Tender Offer Price is fair to the Target Company’s shareholders (excluding the Tender Offeror and its affiliate companies) from a financial perspective as described in “(vi) Acquisition by the Target Company of a Share Valuation Report from an Independent Financial Advisor and Third-Party Valuation Organization” under “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” in “2. Overview of the Purchase” below.

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(iv) The Tender Offer Price includes a premium of 64.94% (rounded off to the second decimal place, the same applies hereinafter to the calculation of the premium rate ) on 3,850 yen, which is the closing price of the Company Shares on the Second Section of the Tokyo Stock Exchange on May 27, 2021, the business day immediately preceding the announcement date of the implementation of the Tender Offer; a premium of 65.32% on the simple average of the closing price of 3,841 yen (rounded to the nearest whole number, the same applies hereinafter to the calculation of the simple average of the closing price) for the latest one-month period from May 27, 2021, a premium of 69.42% on the simple average of the closing price of 3,748 yen for the latest three-month period from May 27, 2021, and a premium of 71.67% on the simple average of the closing price of 3,699 yen for the latest six-month period from May 27, 2021 Therefore, even in light of actual premium (approximately 39%-43% on average) in other cases of tender offers conducted by a parent company to make its listed subsidiary a wholly-owned subsidiary published on and after January 1, 2018, the Tender Offer Price is found to be a reasonable level.

(v) As stated in “(ii) Establishment by The Target Company of an Independent Special Committee” under “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” in “2. Overview of the Purchase” below, it has been also determined in the Report acquired from the Special Committee that the Tender Offer Price has been found to be appropriate.

For details of the method of resolution by the board of directors, see “(viii) Approval of All Directors of the Target Company Without Conflicts of Interest and Opinion of Non-objection of All Auditors Without Conflicts of Interest” in “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” in “2. Overview of the Purchase” below.

(iii)	Management Policy, Etc. After the Tender Offer

Upon making the Target Company a wholly owned subsidiary, the Tender Offeror accelerates coordination between the Tender Offeror Group and the Target Company group, expedites decision making, streamlines the management, improves probability of the Target Company’s business development, and further improve the corporate value by speeding profit growth of the entire Tender Offeror Group including the Target Company group through coherent management with the Target Company Group.

In the meantime, as of today, the board of director of the Target Company is composed of 12 members including outside directors and outside auditors, whereas two directors (Mr. Yoshinori Yamanaka and Mr. Kosaku Sogabe) concurrently hold a position of an executive officer or an employee of the Tender Offeror and one auditor (Mr. Yasuhiro Tsuji) has a position of an employee of the Tender Offeror. The management of the Target Company after the Transaction has not been determined yet as of today. Additionally, as of now, no measurement have been discussed in connection with human resources such as amendment of working conditions of the Target Company and staff reduction after the Tender Offer.

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(3)	Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest

In light of the fact that the Target Company is a consolidated subsidiary of the Tender Offeror, that the Transaction constitutes a material transaction, etc. with a controlling shareholder and that there are structural conflicts of interest between the Tender Offeror and the shareholders of the Target Company other than the Tender Offeror, the Tender Offeror and the Target Company have taken the following measures to ensure fairness of the Tender Offer, such as measures to ensure fairness of the Tender Offer Price as well as measures to avoid conflicts of interest. The following statements on measures that have been taken by the Target Company are based on the Target Company Press Release and explanations by the Target Company.

Further, the Tender Offeror owns 7,003,552 Target Company Shares (including those indirectly owned, ownership ratio of 54.44%) as of today as stated in “(1) Overview of the Tender Offer” above, so if the Tender Offeror were to set a minimum number of Share to be purchased in the Tender Offer as the so called “Majority of Minority”, it believes that the successful completion of the Tender Offer would become uncertain and that it is possible that setting a minimum number would not contribute to the interests of minority shareholders who wish to tender their shares in the Tender Offer. Therefore, the Tender Offeror has not set a minimum number of Share to be purchased in the Tender Offer as the majority of minority. However, the Tender Offeror and the Target Company believe that because the measures set out in (i) through (x) below have been taken, interests of minority shareholders of the Target Company have been fully considered.

(i)	Acquisition of the Share Valuation Report from the financial advisor and the third party valuation agency independent from the Tender Offeror
(ii)	Establishment by the Target Company of an Independent Special Committee
(iii)	Acquisition by the Special Committee of Advice from an Independent Legal Advisor
(iv)	Acquisition by the Special Committee of a Share Valuation Report and Fairness Opinion from an Independent Financial Advisor and Third-Party Valuation Organization
(v)	Acquisition by the Target Company of Advice from an Independent Legal Advisor
(vi)	Acquisition by the Target Company of a Share Valuation Report from an Independent Financial Advisor and Third-Party Valuation Organization
(vii)	Establishment of a Structure for Independent Review by the Target Company
(viii)	Approval of All Directors of the Target Company Without Conflicts of Interest and Opinion of Non-objection of All Auditors Without Conflicts of Interest
(ix)	Absence of Deal Protection Provision
(x)	Measures to Ensure that the Target Company’s Shareholders have the Opportunity to Make Appropriate Judgments as to Whether or not to Tender in the Tender Offer

For details of the above, see “Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” in “2. Overview of the Purchase” below.

(4)	Post-Tender Offer Reorganization Policy (Two-Step Acquisition Items)

While the Tender Offeror proceeds the Tender Offer for the purpose of ultimate acquisition of all Target Company Shares (excluding Target Company Shares owned by the Tender Offeror and treasury shares owned by the Target Company), if the Tender Offeror will not be able to acquire all Target Company Shares (excluding Target Company Shares owned by the Tender Offeror and treasury shares owned by the Target Company) by the Tender Offer, the Tender Offeror intends to execute a share exchange agreement pertaining to the Share Exchange between the Target Company after the completion of the Tender Offer, and thereby follow procedures to acquire all Target Company Shares (excluding Target Company Shares owned by the Tender Offeror and treasury shares owned by the Target Company).

In the Share Exchange, the Tender Offeror intends to deliver the ordinary shares of the Tender Offeror as a consideration of the Target Company Shares owned by all shareholders of the Target Company. By taking legally required steps, all Target Company Shares not tendered in the Tender Offer (excluding Target Company Shares owned by the Tender Offeror and treasury shares owned by the Target Company) will be exchanged with the ordinary shares of the Tender Offeror, thus all shareholders of the Target Company who are allotted no less than one ordinary share of the Tender Offeror will be shareholders of the Tender Offeror. The Share Exchange is scheduled to be implemented around the beginning of November, 2021 targeted as the effective date at the latest.

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This scheme aims at ensuring that, while the Tender Offer provides all shareholders of the Target Company with an opportunity of selling the Target Company Shares they hold to acquire cash as a consideration thereof at an earlier stage, shareholders who do not apply for the Tender Offer still have an option, by acquisition of the ordinary shares of the Tender Offeror through the Share Exchange, to continuously obtain benefits from the synergy realized through development of the Tender Offeror Group and the Transaction. Moreover, after the Share Exchange, since the ordinary shares of the Tender Offeror may be traded in the First Section of the Tokyo Stock Exchange and thereby fluidity of the shares held by shareholders of the Target Company who acquire ordinary shares of the Tender Offeror by the Share Exchange can be ensured, such shareholders may monetize the shares anytime they want.

The Share Exchange will be implemented without obtaining the approval by the shareholder meeting of the Tender Offeror by way of the simplified share exchange as set forth in the main paragraph of Article 796, Paragraph 2 of the Companies Act. Also, if the number of voting rights of the Target Company held by the Tender Offeror after completion of the Tender Offer is no less than 90% of the voting rights of all shareholders of the Target Company, the Share Exchange may be implemented without obtaining the shareholder meeting of the Target Company by way of abbreviated share exchange as set forth in the main paragraph of Article 784, Paragraph 1 of the Companies Act.

The Tender Offeror and the Target Company will determine the share exchange ratio after completion of the Tender Offer upon consultation in-between with appropriate consideration of benefit of each shareholder, while the Tender Offeror will take into account the valuation result of the share exchange ratio by SMBC Nikko Securities and the Target Company will take into account the valuation result of the share exchange ratio by the Nomura Securities to ensure appropriateness of the share exchange ratio. On the other hand, the valuation of a Target Company Share to be the basis to determine the consideration that the shareholders of the Target Company will receive by the Share Exchange will be the same as the Tender Offer Price (ordinary share of the Tender Offeror, provided that, if there is a fraction less than one share in that total number to be received, the fraction will be distributed under Article 234 of the Companies Act). Besides, valuation of the Tender Offeror’s ordinary shares shall be the market share price method setting the preceding business day of the date executing the share exchange agreement pertaining to the Share Exchange as the base date. The conditions will not be less advantageous than when tendering for the Tender Offer, even if shareholders choose not to tender for the Tender Offer and to receive ordinary shares of the Tender Offeror via the Share Exchange. On top of that, upon determining the share exchange ratio in the Share Exchange, the Target Company intends to acquire from the Special Committee advice on the negotiation policy for the process of examination and negotiation as well as a report regarding the fairness of the share exchange ratio, and to obtain advice from an independent legal advisor, taking sufficient measures to ensure fairness of the transaction conditions. In addition, according to the Target Company Press Release, the Target Company intends to cancel all treasury shares owned by the Target Company during the period from the day the Tender Offer has been completed to the day Share Exchange takes effect.

For the Share Exchange, all shareholders of the Target Company which will be the wholly owned subsidiary of the Tender Offeror may request the purchase of shares pursuant to provisions of the Companies Act. The purchase price in this case will be determined ultimately by the court.

(5)	Possibility of Delisting and Reasons therefor

The Target Company Shares are currently listed on the Second Section of the Tokyo Stock Exchange, but the Tender Offeror has not set a maximum number of shares planned to be purchased in the Tender Offer, and therefore, the Target Company Share may be subject to delisting after performing the prescribed procedures in accordance with the Tokyo Stock Exchanges’ delisting criteria, depending on the results of the Tender Offer.

Even in the case where those criteria are not met at the time of establishment of the Tender Offer, following establishment of the Tender Offer, the Tender Offeror plans to follow the Procedures to Make the Target Company a Wholly-owned Subsidiary of the Tender Offeror as described in “(4) Post-Tender Offer Reorganization Policy (Two-Step Acquisition Items)” above. In that case the Target Company Shares will be delisted after performing the prescribed procedures in accordance with the Tokyo Stock Exchanges’ delisting criteria. Following delisting, the Target Company Shares will no longer be traded on the Second Section of the Tokyo Stock Exchange.

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(6)	Matters Concerning Material Agreement Regarding the Tender Offer
(i)	Subscription Agreement

As stated in “(1) Overview of the Tender Offer”, upon conducting the Tender Offer, the Tender Offeror has executed the Subscription Agreement between respective Prospective Shareholders dated May 28, 2021. In the Subscription Agreement, it is agreed to the effect that the Prospective Shareholders tender all Target Company Shares owned by Prospective Shareholders (733,295 shares owned in total and shareholding ratio of 5.70%) for the Tender Offer.

The outline of the Subscription Agreement is as follows.

a.	Obligation to tender

When the Tender Offeror commences the Tender Offer, the Prospective Shareholders shall tender all Target Company Shares owned by the Prospective Shareholders (such tender is hereinafter referred to as the “Tender”) for the Tender Offer within 15 Business Days, with no security, claim and other burden or obligation (including burden or obligation pertaining to exercise of voting rights of the shares to be tendered) imposed on such Target Company Shares . The Prospective Shareholders shall not cancel the agreement for purchase of the shares to be tendered as a result of the Tender.

b.	Conditions precedent to tender

Prospective Shareholders will make the Tender on condition that (1) the Tender Offer has been commenced lawfully and validly pursuant to laws and regulations and not been withdrawn; (2) the representations and warranties by the Tender Offeror (note 1) as set forth in the Subscription Agreement are true and accurate in material respects as of the date of execution thereof and the commencement date of the Tender Offer; (3) the Tender Offeror has performed and complied with its obligations (note 2) to be performed and complied with under the Tender Offer agreement in material respects; (4) the Prospective Shareholders have not been aware of any undisclosed material facts pertaining to the Target Company as set forth in the main paragraph of Article 166, Paragraph 1 of the Act (except where falling under Paragraph 6 thereof, thus Paragraph 1 thereof is not applicable), as well as facts as set forth in the main paragraph of Article 167, Paragraph 1 regarding launch of undisclosed tender offer, etc. and undisclosed suspension of tender offer, etc.; and (5) there has not occurred any events causing the Tender to be impossible from the socially accepted standard due to a natural disaster or any other causes not attributable to the Prospective Shareholders. However, the Prospective Shareholders may waive any of those conditions precedent at its own discretion.

(Note 1)    The Tender Offeror has represented and warranted to the Prospective Shareholders that no false statements have been made in relation to the matters regarding the existence and capacity of the Tender Offeror, enforceability of the Subscription Agreement, non-existence of conflicts with laws and regulations, acquisition of licenses, etc. by the Tender Offeror, and non-existence of relationship with anti-social force.

(Note 2)    In the Tender Offer agreement, the Tender Offeror has covenanted to the Prospective Shareholders (a) obligation to compensate or indemnify in the case of breaching the representations and warranties or obligations thereunder; (b) notification obligation in the case of recognizing breach of the representations and warranties or its possibilities; (c) confidentiality obligations; (d) prohibition on status transfer or assignment of rights and obligations thereunder; (e) obligations to bear its own costs incurred; and (f) good faith consultation obligations for matters not stipulated therein.

(ii)	Partial Subscription Agreement

As stated in “(1) Overview of the Tender Offer”, upon conducting the Tender Offer, the Tender Offeror has executed the Partial Subscription Agreement between respective Shareholders to Partially Tender dated May 28, 2021. In the Partial Subscription Agreement, it is agreed to the effect that Nozawa Corporation tenders 500,000 shares (shareholding ratio of 3.89%) out of 893,812 Target Company Shares it owns (shareholding ratio of 6.95%) for the Tender Offer and Nozawa Creation tenders 350,000 shares (shareholding ratio of 2.72%) out of 840,000 Target Company Shares it owns (shareholding ratio of 6.53%) for the Tender Offer (850,000 shares to be tendered in total and total shareholding ratio of 6.61%).

The outline of the Partial Subscription Agreement is as follows.

a.	Obligation to tender

When the Tender Offeror commences the Tender Offer, the Shareholders to Partially Tender shall tender 500,000 shares out of the Target Company Shares owned by Nozawa Corporation and 350,000 shares owned by Nozawa Creation for the Tender Offer within 15 Business Days, with no security, claim and other burden or obligation (including burden or obligation pertaining to exercise of voting rights of the shares to be tendered) imposed on such Target Company Shares. The Shareholders to Partially Tender shall not cancel the agreement for purchase of the shares to be tendered as a result of the Tender.

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b.	Conditions precedent to tender

The Shareholders to Partially Tender will make the Tender on condition that (1) the Tender Offer has been commenced lawfully and validly pursuant to laws and regulations and not been withdrawn; (2) the representations and warranties by the Tender Offeror (note 1) as set forth in the Partial Subscription Agreement are true and accurate in material respects as of the date of execution thereof and the commencement date of the Tender Offer; (3) the Tender Offeror has performed and complied with its obligations (note 2) to be performed and complied with under the Tender Offer agreement in material respects; (4) the Shareholders to Partially Tender has not been aware of any undisclosed material facts pertaining to the Target Company as set forth in the main paragraph of Article 166, Paragraph 1 of the Act (except where falling under Paragraph 6 thereof, thus Paragraph 1 thereof is not applicable), as well as facts as set forth in the main paragraph of Article 167, Paragraph 1 regarding launch of undisclosed tender offer, etc. and undisclosed suspension of tender offer, etc.; and (5) there has not occurred any events causing the Tender to be impossible from the socially accepted standard due to a natural disaster or any other causes not attributable to Shareholders to Partially Tender. However, the Shareholders to Partially Tender may waive any of those conditions precedent at its own discretion.

(Note 1)    The Tender Offeror has represented and warranted to the Shareholders to Partially Tender that no false statements have been made in relation to the matters regarding the existence and capacity of the Tender Offeror, enforceability of the Partial Subscription Agreement, non-existence of conflicts with laws and regulations, acquisition of licenses, etc. by the Tender Offeror, and non-existence of relationship with anti-social force.

(Note 2)    In the Partial Subscription Agreement, the Tender Offeror has covenanted to the Shareholders to Partially Tender (a) obligation to compensate or indemnify in the case of breaching the representations and warranties or obligations thereunder; (b) notification obligation in the case of recognizing breach of the representations and warranties or its possibilities; (c) confidentiality obligations; (d) prohibition on status transfer or assignment of rights and obligations thereunder; (e) obligations to bear its own costs incurred; and (f) good faith consultation obligations for matters not stipulated therein.

c.	Agreement pertaining to exercise of voting rights

The Shareholders to Partially Tender have agreed to the effect that, if the Proposal has been submitted to the shareholder meeting of the Target Company, they shall, at the Tender Offeror’s option and for all Target Company Shares owned by the Shareholders to Partially Tender as of the record date for the voting rights in the shareholder meeting, (i) exercise their voting rights in favor of the Proposal; or (ii) grant comprehensive proxy rights to the Tender Offeror by delivering a proper power of attorney or any other documents requested by the Tender Offeror as necessary to exercise rights with the signature or name and seal of the Shareholders to Partially Tender for the purpose of exercising voting rights or any other rights at the shareholder meeting to a person the Tender Offeror separately designates, and not to rescind such granting of the proxy rights.

2.	Overview of the Purchase
(1)	Outline of the Target Company
(i)	Name	SECOM JOSHINETSU CO., LTD.
(ii)	Location	1-10, Shinkocho, Chuo-ku, Niigata
(iii)	Name and title of representatives	Representative Director & President Mr. Yoshinori Yamanaka
(iv)	Business	Security business centering around online security system and other business
(v)	Capital	JPY 3,530,020,000
(vi)	Date of incorporation	May 25, 1967

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(vii)	Major shareholders and shareholding ratio (as of September 30, 2020)	SECOM CO., LTD.	54.03％
		Nozawa Corporation Co., Ltd.	6.95％
		Nozawa Creation Co., Ltd.	6.53％
		Employee Shareholding Association of SECOM JOSHINETSU	3.96％
		Mr. Shingo Nozawa	2.89％
		Ms. Maiko Saito	2.81％
		AVI JAPAN OPPORTUNITY TRUST PLC (Standing Proxy, Mizuho Bank, Ltd., Payment Sales Department)	2.16％
		FCP SEXTANT AUTOUR DU MONDE (Standing Proxy, Tokyo branch of The Hongkong and Shanghai Banking Corporation Limited)	1.94％
		NORTHERN TRUST CO.(AVFC) RE FIDELITY FUNDS (Standing Proxy, Tokyo branch of The Hongkong and Shanghai Banking Corporation Limited)	1.66％
		NORTHERN TRUST CO.(AVFC) RE IEDU UCITS CLIENTS NON LENDING 15 PCT TREATY ACCOUNT (Standing Proxy, Tokyo branch of The Hongkong and Shanghai Banking Corporation Limited)	1.51％
(viii)	Relationship between the listed company and the Target Company
	Capital relationship	As of today, the Tender Offeror owns 6,951,052 Target Company Shares (shareholding shares: 54.03%), rendering the Target Company a consolidated subsidiary.
Personnel relationship

As of today, of 8 directors of the Target Company, Mr. Yoshinori Yamanaka holds status of an executive officer of the Target Company, and Mr. Kosaku Sogabe has worked for the Tender Offeror. Also, of 4 auditors of the Target Company, Mr. Yasuhiro Tsuji has worked for the Tender Offeror.

Apart from those mentioned above, as of today, 2 employees of the Tender Offeror has been seconded to the Target Company, and 1 employee of the Target Company has been seconded to the Target Offeror.

	Business relationship	The Tender Offeror has executed “technical assistance agreement for security protection service”, “security service contracting agreement”, “company emblem and trademark license agreement” with the Target Company to carry out transactions pertaining to sales of goods and equipment, contract of business, and technical assistance, etc. Consideration for the sales of goods and equipment as well as contract of business is considered to be at an appropriate level, as research and development of equipment as well as operation and maintenance of information system are coherently conducted within the Tender Offeror Group, thus the equivalents can be procured cheaper and faster than using third parties other than the Tender Offeror Group. Additionally, consideration for technical assistance has been set at a certain ratio in relation to the monthly sales regarding continuous agreements.
	Status as a Related Party	The Target Company falls under the related party of the Tender Offeror due to being the consolidated subsidiary of the Tender Offeror.
(Note)	“Major shareholders and shareholding ratio” uses figures stated in “Status of Major Shareholders” in the Target Company’s Second Quarterly Report for FY 2020 which the Target Company submitted on November 13, 2020.

(2)	Schedule, etc.
(i)	Schedule
Date of resolution by the board of directors	May 28, 2021 (Friday)
Date of public notice for commencement of tender offer

May 31, 2021 (Monday)

An electronic public notice will be made, and that fact will then be published in the Nihon Keizai Shimbun.

(Electronic public notice address: https://disclosure.edinet-fsa.go.jp/)

Date of submission of the tender offer statement	May 31, 2021 (Monday)

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(ii)	Initial Tender Offer Period as of the submission date of the Tender Offer Statement

From May 31, 2021 (Monday) to July 9, 2021 (Friday) (30 Business Days)

(iii)	Possibility of Extending the Above Period upon Request of the Target Company

Not applicable.

(3)	Tender Offer Price

JPY 6,350 per ordinary share

(4)	Basis of Valuation of Tender Offer Price
(i)	Basis of the Valuation

In determining the Tender Offer Price, the Tender Offeror requested SMBC Nikko Securities, which is the Tender Offeror’s financial advisor and third party valuation organization independent from the Tender Offeror, the Target Company, Prospective Shareholders, and Shareholders to Partially Tender to analyze the share value of the Target Company. SMBC Nikko Securities is not a related party of the Tender Offeror, the Target Company, Prospective Shareholders, or Shareholders to Partially Tender and does not have any material interest in the Tender Offer.

After considering what valuation methods should be adopted upon valuation of the share value of the Target Company Shares among multiple methods for share valuations, SMBC Nikko Securities conducted valuation of the Target Company Shares by using the market share price method in light of the fact that the Target Company is listed on the Second Section of the Tokyo Stock Exchange thus market price exists, comparable company analysis method in light of the fact that the existence of listed companies comparable to the Target Company allowed analogy of share value, and the discounted cash flow method (the “DCF Method”) to reflect the future business operation in the valuation. The Tender Offeror has obtained the share valuation report (the “Share Valuation Report”) from SMBC Nikko Securities as of May 27, 2021, while the Tender Offeror has not obtained from SMBC Nikko Securities an opinion letter on the fairness of the Tender Offer Price (a fairness opinion), and SMBC Nikko Securities has not expressed any such opinion.

The valuation results of the Target Company Share per share by SMBC Nikko Securities are as follows.

market share price method:	JPY 3,699 to JPY 3,841
comparable company analysis method:	JPY 5,819 to JPY 6,472
DCF Method:	JPY 6,111 to JPY 7,885

For the market share price method, the base date was set at May 27, 2021. The market share price method resulted in a per share value of the Target Company Share ranging from JPY 3,699 to JPY 3,841 based on the simple average closing price of JPY 3,841 for the one-month period ending on the base date (from April 28, 2021 to May 27, 2021), the simple average closing price of JPY 3,748 for the three-month period ending on the base date (from March 1, 2021 to May 27, 2021), and the simple average closing price of JPY 3,699 for the six-month period ending on the base date (from November 30, 2020 to May 27, 2021).

The comparable companies analysis method resulted in a per share value of the Target Company Share ranging from JPY 5,819 to JPY 6,472 after evaluating the share value of the Target Company by comparing the share prices and financial indicators for profitability of the listed companies engaged in similar businesses to those of the Target Company.

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The DCF Analysis resulted in a per share value of the Target Company Share ranging from JPY 6,111 to JPY 7,885 after evaluating the corporate value and share value by discounting the free cash flow the Target Company is expected to generate from the 1st quarter of the fiscal year ending March 2022 to the present value at a certain discount rate based on the business plans of the Target Company for the fiscal year from that ending March 2022 to that ending March 2026 provided by the Target Company and other publicly available information. In addition, the future financial prediction by the Target Company based on the DCF Analysis does not reportedly expect substantial increase or decrease of revenue. Also, the synergy expected to be realized through executing the Transaction has not been taken into account due to difficulty to specifically gauge the impact on revenues at this moment.

In addition to the Share Valuation Report acquired from SMBC Nikko Securities, the Tender Offeror ultimately determined by resolution of a meeting of its board of directors held today that the Tender Offer Price is JPY 6,350 in light of discussions and negotiations with the Target Company by comprehensively considering such factors as the result of the due diligence conducted by the Tender Offeror from late March 2021 to late April 2021 with respect to the Target Company, examples of premiums actually placed in tender offers for shares conducted by parties other than issuers (tender offers aiming at whole acquisition of the listed subsidiaries by parent companies), whether the Tender Offer is approved by the board of directors of the Target Company, trends in the market price of the Target Company Share, and prospect of shares to be tendered in the Tender Offer.

The Tender Offer Price JPY 6,350 represents a premium of 64.94% on the closing price of the Target Company Share of JPY 3,850 on the Second Section of the Tokyo Stock Exchange on May 27, 2021, which is the Business Day immediately preceding the day on which the Tender Offer was publicly announced by the Tender Offeror, a premium of 65.32% on the simple average closing price of JPY 3,841 for the one-month period ending on that day, a premium of 69.42% on the simple average closing price of JPY 3,748 for the three-month period ending on that day, and a premium of 71.67% on the simple average closing price of JPY 3,699 for the six-month period ending on that day.

(Note) In preparing the Share Valuation Report, SMBC Nikko Securities has assumed that all of the information provided by the Target Company and the Tender Offeror and publicly available information, etc. are accurate and complete, and has not conducted any independent verification of the accuracy or completeness of such information, and does not assume any obligation or responsibility for such accuracy or completeness. Also, SMBC Nikko Securities has not conducted any independent evaluation, appraisal or assessment of the Target Company’s assets and liabilities, and has not requested any third-party organization to conduct such evaluation, appraisal or assessment. SMBC Nikko Securities assumes that the business plan, etc. used by it in the Share Valuation Report have been prepared by the Target Company in accordance with reasonable and appropriate procedures, based on the best estimates and judgments as of the reference date for the valuation.

(ii)	Background of the Valuation

(Background Leading to Determination of the Tender Offer Price)

As stated in “(2) Background Leading to the Decision to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer, and Management Policy After the Tender Offer” in “1 Purpose of the Purchase”, under these current circumstances where each of the Tender Offeror and the Target Company has operated each business independently as a listed company, the Tender Offeror has been required to carefully consider the interests of the Target Company’s minority shareholders in relation to the benefits from such utilization and objective fairness as a transaction to utilize respective management resource. As a result, the Tender Offeror has come to an understanding that it has not been able to sufficiently promote an integral and prompt decision making by the Tender Offeror and the Target Company. The Tender Offeror has decided to launch the Tender Offer, as it has come to believe that making the Target Company a wholly-owned subsidiary will realize faster and more flexible management decisions through integration of the Tender Offeror and the Target Company, and will concentrate necessary management resource on the security service business along with stronger coordination with the Target Company, leading to achievement of the sustainable development and pursuing further enhancement of both companies’ corporate values.

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(a) Name of the Third Party from Which an Opinion Was Obtained upon Valuation of the Tender Offer Price

In the course of determining the Tender Offer Price, the Tender Offeror took into account the Share Valuation Report from SMBC Nikko Securities, which is the third party valuation organization independent from the Tender Offeror, the Target Company, Prospective Shareholders, and Shareholders to Partially Tender. SMBC Nikko Securities is not a related party of the Tender Offeror, the Target Company, Prospective Shareholders, or Shareholders to Partially Tender and does not have any material interest in the Tender Offer. The Tender Offeror has not obtained from SMBC Nikko Securities an opinion letter on the fairness of the Tender Offer Price (a fairness opinion), and MUMSS has not expressed any such opinion.

(b) Overview of the Opinion

SMBC Nikko Securities valuated the ranges of the per share value of the Target Company Share are as follows, based on market share price method, comparable company analysis method, and DCF Method:

market share price method:	JPY 3,699 to JPY 3,841
comparable company analysis method:	JPY 5,819 to JPY 6,472
DCF Method:	JPY 6,111 to JPY 7,885

(c) Background Leading to the Determination of the Tender Offer Price Based on that Opinion

In addition to the Share Valuation Report acquired from SMBC Nikko Securities, the Tender Offeror ultimately determined by resolution of its board of directors held today that the Tender Offer Price should be JPY 6,350 in light of discussions and negotiations with the Target Company by comprehensively considering such factors as the result of the due diligence conducted by the Tender Offeror from late March 2021 to late April 2021 with respect to the Target Company, examples of premiums actually placed in tender offers for Share conducted by parties other than issuers (tender offers aiming at whole acquisition of the listed subsidiaries by parent companies), whether the Tender Offer is approved by the board of directors of the Target Company, trends in the market price of the Target Company Share, and prospect of shares to be tendered in the Tender Offer. The price is no less than the upper amount of the valuation result based on the market share price method and comparable company analysis method and within the range of the valuation result by the DCF method, among share valuation results of the Share Valuation Report as stated in the aforementioned “(i) Basis of the valuation”.

(Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest)

In light of the fact that the Target Company is a consolidated subsidiary of the Tender Offeror, the Transaction including the Tender Offer constitutes a material transaction, etc. with a controlling shareholder, the Tender Offeror and the Target Company have taken the following measures to ensure fairness of the Tender Offer, such as measures to ensure fairness of the Tender Offer Price as well as measures to avoid conflicts of interest

Further, the Tender Offeror owns 7,003,552 Target Company Shares (including those indirectly owned, ownership ratio of 54.44%) as of today as stated in “(1) Overview of the Tender Offer” in “1. Purpose of the Purchase” above, so if the Tender Offeror were to set a minimum number of Share to be purchased in the Tender Offer as the so called “majority of minority”, it believes that the successful completion of the Tender Offer would become uncertain and that it is possible that setting such minimum number would not contribute to the interests of general shareholders who wish to tender their shares in the Tender Offer. Therefore, the Tender Offeror has not set a minimum number of Share to be purchased in the Tender Offer as the majority of minority. However, the Tender Offeror and the Target Company believe that because the measures set out in (i) through (x) below have been taken, the interests of the minority shareholders of the Target Company have been fully considered.

(i) Acquisition of the Share Valuation Report from the financial advisor and the third party valuation organization independent from the Tender Offeror

In determining the Tender Offer Price, the Tender Offeror requested SMBC Nikko Securities, which is the Tender Offeror’s financial advisor and third party valuation organization independent from the Tender Offeror, the Target Company, Prospective Shareholders, and Shareholders to Partially Tender to analyze the share value of the Target Company. SMBC Nikko Securities is not a related party of the Tender Offeror, the Target Company, Prospective Shareholders, or Shareholders to Partially Tender and does not have any material interest in the Tender Offer. For details of the Share Valuation Report acquired by the Tender Offeror from SMBC Nikko Securities regarding the valuation result of the share value of the Target Company Share, see “(i) Basis of the valuation” above.

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(ii) Establishment by The Target Company of an Independent Special Committee

a. Background to the Establishment

According to the Target Company Press Release, as stated in “(ii) Process of, and Reasons for, the Decision Making by the Target Company” in “(2) Background Leading to the Decision to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer, and Management Policy After the Tender Offer” in “1. Purpose of the Purchase” above, we established the Special Committee by the resolution of the Board of Directors meeting held on March 30, 2021. Before the establishment, in order to set up a system to review, negotiate and make decisions on the Transaction independently of the Tender Offeror, Prospective Shareholders and Shareholders to Partially Tender with a view to enhancing the Target Company’s corporate value and securing the interests of the Target Company’s general shareholders, we have separately explained to all of the Target Company’s independent outside directors and independent outside auditors, since late March and while obtaining advice from Anderson Mōri & Tomotsune, that the Target Company has received the Initial Proposal from the Tender Offeror and that we need to take sufficient measures to ensure fairness of the conditions of the Transaction such as establishment of the Special Committee when we review and negotiate on the Transaction because the Transaction constitutes a type of transactions that typically presents the issue of structural conflicts of interest and the issue of inequality in available information. At the same time, according to Anderson Mōri & Tomotsune’s advice, we ascertained the independence, eligibility and other criteria of the Target Company’s independent outside directors and independent outside auditors who were to be candidates for members of the Special Committee. After confirming that the prospective candidates were independent from the Tender Offeror, Prospective Shareholders and Shareholders to Partially Tender (It has been confirmed that Mr. Rokuro Murayama, Ms. Masako Nakayama and Mr. Hiroshi Taguchi have no material interest in the Tender Offeror or the Target Company), and that they did not have any material interest in the success or failure of the Transaction that differed from that of general shareholders, with the view to forming an adequately-sized Special Committee while ensuring a balance of knowledge, experience and ability within the Special Committee as a whole, we selected, considering the advice from Anderson Mōri & Tomotsune and upon discussions with the independent outside directors and independent outside auditors above, the following three persons as candidates for the Special Committee members (The members of the Special Committee have not changed since the establishment): Mr. Rokuro Murayama (an independent outside director of the Target Company, attorney-at-law), Ms. Masako Nakayama (an independent outside director of the Target Company, the President and Representative Director of KITAC CORPORATION) and Mr. Hiroshi Taguchi (an independent outside auditor of the Target Company, (full-time auditor); a former Manager of Administration and System of THE TAIKO BANK, LTD.).

Then, as stated in “(ii) Process of, and Reasons for, the Decision Making by the Target Company” in “(2) Background Leading to the Decision to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer, and Management Policy After the Tender Offer” in “1. Purpose of the Purchase” above above, the Target Company established the Special Committee by the resolution at the Board of Directors meeting held on March 30, 2021, and consulted with the Special Committee on the Advisory Matters. In addition, when establishing the Special Committee, the Target Company’s Board of Directors resolved that the Special Committee shall be a panel independent from the Target Company’s Board of Directors, and the Board of Directors should respect the Special Committee’s opinions to the fullest extent in making decisions regarding the Transaction, and if the Special Committee determines that the Transaction is not appropriate, the Target Company’s Board of Directors should not decide on the implementation of the Transaction, and that while the Target Company proceeds with negotiations with the Tender Offeror on the terms and other matters of the Transaction, the Target Company shall report the status of such negotiations to the Special Committee at proper timings and shall ask for its opinion, instructions and requests in a material phase. Also, the Target Company’s Board of Directors further resolved to grant to the Special Committee the authority to appoint its lawyer, valuation organization, certified public accountant or other advisors as it deems necessary at the expense of the Target Company, and the authority to conduct investigation pertaining to its duties (including to ask questions to officers or employees of the Target Company who are related to the Transaction, or to the Target Company’s advisors involved in the Transaction as to the matters necessary for the committee’s duties, and to request explanations or advice from them) at the expense of the Target Company.

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In light of the fact that, among the eight directors of the Target Company, Mr. Shingo Nozawa, the Chairman and Representative Director has executed the Subscription Agreement with the Tender Offeror, and that Mr. Yoshinori Yamanaka, the President and Representative Director and Mr. Kosaku Sogabe, one of the Target Company’s directors are concurrently serving as employees (including executive officers) of the Tender Offeror, from the viewpoint of eliminating the possibility of the deliberations and resolutions at the Board of Directors meetings being tainted by the issue of structural conflicts of interest in the Transaction and by the issue of inequality in available information, these three directors were excluded from the deliberation at the above-mentioned Board of Directors meeting, and the remaining five directors unanimously adopted the above-mentioned resolution after deliberation. Among the four auditors of the Target Company, three auditors attended the above-mentioned Board of Directors meeting and all of the three auditors stated that they had no objections to the adoption of the above resolution. As Mr. Yasuhiro Tsuji, an auditor of the Target Company is concurrently serving as an employee (including executive officers) of the Tender Offeror, from the viewpoint of eliminating the possibility of the deliberations and resolutions at the Board of Directors meetings being tainted by the issue of structural conflicts of interest in the Transaction and by the issue of inequality in available information, he has not attended the above-mentioned Board of Directors meeting and has refrained from expressing his opinion.

A fixed-amount fee is to be paid to each of the members of the Special Committee in consideration of their work, irrespective of the contents of their report.

b. Details of the Consideration

During the period from March 30, 2021 through May 28, 2021, a total of twelve meetings of the Special Committee were held, and a total of approximately 21 hours were spent in the meetings. The Special Committee performed its duties for the Advisory Matters by sharing reports and information, and making discussions and decisions.

Specifically, the Special Committee first appointed Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama Law Office) as its legal advisor and Plutus as its financial advisor and third-party valuation organization on March 30, 2021, both of which are independent of the Tender Offeror, the Target Company, Prospective Shareholders and Partial Prospective Shareholders, after examining independence, expertise and past performance of several candidates for the legal advisor and for the financial advisor and third-party valuation organization. The Special Committee has confirmed that Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama Law Office) and Plutus are not a related party of the Tender Offeror, the Target Company, Prospective Shareholders or Partial Prospective Shareholders, and have no material interest in the Transaction including the Tender Offer, and that there was no issue regarding their independence in the Transaction.

The Special Committee approved the appointment of Nomura Securities, the Target Company’s financial advisor and third-party valuation organization, and Anderson Mōri & Tomotsune, the Target Company’s legal advisor, after confirming that they are not a related party of the Tender Offeror, the Target Company, Prospective Shareholders or Partial Prospective Shareholders, and have no material interest in the Transaction including the Tender Offer, and that there was no issue regarding their independence and expertise in the Transaction.

Furthermore, as stated in “(vii) Establishment of a Structure for Independent Review by the Target Company” below, the Special Committee approved the internal system for review of the Transaction established by the Target Company (including the scope and duties of the officers of the Target Company who are involved in the review, negotiations and determination regarding the Transaction) after confirming that there was no problem in its independence and fairness. Then, the Special Committee has reviewed the measures to be implemented to ensure fairness in the process of the Transaction according to legal advice received from Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama Law Office) and opinion provided by Anderson Mōri & Tomotsune. The Special Committee received from the Target Company an explanation on the substance of the Business Plan prepared by us, important premises thereof and the background of the preparation thereof, and confirmed the reasonableness of these matters and approved them based on Plutus’s advice from a financial perspective.

The Special Committee received explanations from the Target Company regarding the purpose and meaning of the Transaction, its impact to the Target Company’s business and other relevant matters, and held a question-and-answer session regarding these matters, in which the Special Committee presented questions to the Tender Offeror and obtained answers from the Tender Offeror in the form of an interview regarding the purposes and background of the Transaction as well as the management policy and other relevant matters of the Target Company after the Transaction. As described in “(4) Post-Tender Offer Reorganization Policy (Two-Step Acquisition Items)” above, since the Share Exchange is assumed to be conducted as a part of the Transaction after the Tender Offer, in order to confirm that there was no problem that materially impede the performance of the Transaction including the Share Exchange, a due diligence was conducted on the Tender Offeror by Anderson Mōri & Tomotsune and Grant Thornton Yamada & Partners in late May, 2021, and the result was reported to the Target Company and the Special Committee.

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In addition, as described in “(iv) Acquisition by the Special Committee of a Share Valuation Report and Fairness Opinion from an Independent Financial Advisor and Third-Party Valuation Organization” above, Plutus and Nomura Securities calculated the value of the Company Shares based on the Business Plan. The Special Committee received from Plutus and Nomura Securities an explanation on the calculation methods used by each of them for the valuation of the Company Shares, the reason for adopting such calculation methods, the results of the valuation by each calculation method, and important assumptions. Then, the Special Committee confirmed the reasonableness of these matters after a question-and-answer session, deliberations and consideration. Plus, as described in “(iv) Acquisition by the Special Committee of a Share Valuation Report and Fairness Opinion from an Independent Financial Advisor and Third-Party Valuation Organization” above, the Special Committee received the Fairness Opinion from Plutus on May 27, 2021, and at the same time, received an explanation on the contents of the Fairness Opinion and important assumptions, and confirmed the reasonableness of these matters after a question-and-answer session, deliberations and consideration.

The Special Committee also received reports from the Target Company and Nomura Securities regarding the Target Company’s negotiation with the Tender Offeror from time to time, and discussed and reviewed them by considering advice of Plutus from a financial perspective and advice of Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama Law Office) from a legal perspective, and the Special Committee gave its opinion regarding the Target Company’s policy of negotiation as necessary. Specifically, the Special Committee first received a report from the Target Company that it had received the first letter of intent from the Tender Offeror on April 27, 2021 including the Tender Offeror’s intent to set the Tender Offer Price at 5,780 yen per share, and the Special Committee also received reports that the Target Company had received an offer to set the Tender Offer Price at 6,000 yen per share on May 10, and an offer to set the Tender Offer Price at 6,300 yen per share on May 17, respectively. While obtaining opinion from Nomura Securities regarding policy of responses and negotiation with the Tender Offeror and other matters, the Special Committee reviewed the offers according to advice of Plutus from a financial perspective, advice of Anderson Mōri & Tomotsune from a legal perspective and opinion provided by Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama Law Office). After the review, the Special Committee stated to the Target Company that it had no objections to the Target Company’s determination that, following the above offers, it would like to request the Tender Offeror to reconsider the Tender Offer Price, and the Special Committee expressed its opinion regarding matters that the Target Company should discuss with the Tender Offeror in order to accomplish the Target Company’s intent and purpose of the Transaction. By performing the above acts and other duties, the Special Committee has generally been involved in the process of the discussion and negotiation between the Target Company and the Tender Offeror on the terms of the Transaction, including the Tender Offer Price. Consequently, the Target Company received an offer to set the Tender Offer Price at 6,350 yen per share from the Tender Offeror on May 21, 2021, resulting in the third price increase and, in total, the increase of 9.86% (the figures is rounded off to two decimal places) from the initial offer. The Special Committee also received explanations from Anderson Mōri & Tomotsune for several times regarding the contents of the draft of this press release for the Tender Offer that the Target Company will publicize or submit, and confirmed that information will be appropriately disclosed according to advice from Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama Law Office).

c. Details of the Decision

Under the circumstances described above, the Special Committee carefully discussed and reviewed the Advisory Matters on multiple occasions by referring to legal advice received from Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama Law Office) and advice of Plutus from a financial perspective as well as the Share Valuation Report (Plutus) submitted on May 27, 2021, and finally, based on unanimous consent of the members, submitted the Report dated May 27, 2021 to the Target Company’s Board of Directors, as summarized below.

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(I) Contents of the Report

i	The Special Committee believes that the purpose of the Transaction is found to be reasonable (The Transaction will contribute to enhancement of the Target Company’s corporate value).
ⅱ	The Special Committee believes that the appropriateness of the transaction terms of the Transaction (including the method of implementation of the Transaction, the Tender Offer Price and the type of consideration for the Transaction) has been ensured.
ⅲ	The Special Committee believes that the fairness of the procedures for the Transaction has been ensured, which means the Special Committee believes that sufficient consideration has been given to the interests of the Target Company’s minority shareholders through fair procedures in the Transaction.
iv	Other than i through iii above, the Special Committee believe that the Transaction is not considered to be disadvantageous to minority shareholders of the Target Company.
v	Furthermore, based on i through iv above, the Special Committee believes that at present, it is reasonable for the Target Company’s Board of Directors to express an opinion in support of the Tender Offer and to recommend that the Target Company’s shareholders tender their shares in the Tender Offer, and that it is not disadvantageous to the Target Company’s minority shareholders.

(b) Reasons Made in the Report

i	In consideration of the following reasons, the Special Committee believe that the purpose of the Transaction is found to be reasonable (the Transaction will contribute to enhance the Target Company’s corporate value)
・	The purpose, necessity and background of the Transaction and the merits of the Tender Offer and subsequent Transaction, which were explained by the Target Company and other parties, are considered to be concrete and premised on, among other things, the current business and management status of the Target Company. In particular, in light of increasing demands for higher quality and sophistication of security services in the industry to which the Target Company belongs, it can be said that the fact that we believe proactive or, as necessary, large-scale investments in various systems are necessary, as well as the fact that we believe it is necessary to take continuous measures for human resource development and employee training, are both reasonable business judgments. In addition, these are considered to conform to what is generally explained as the environment of the industry and market of the Target Company and are also considered to be realistic for the purpose of increasing the Target Company’s future competitive advantage. For example, in “c. Details of the Target Company’s Decisions” in “(ii) Process of, and Reasons for, the Decision Making by the Target Company” in “(2) Background Leading to the Decision to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer, and Management Policy After the Tender Offer” in “1. Purpose of the Purchase” is a necessary measure to establish an environment in which investments in innovation for the purpose of providing new products and services in the future is possible as well as active investments in systems including sales support systems and customer management systems that align with new sales styles in order to meet the needs for higher quality and sophistication of security services that the Target Company is facing. As for “(II) Further Reinforcement of Sharing of Information and Various Resources” in the same section, it can be said that it is a necessary measure to establish an environment where the Target Company can made management judgements in a prompt and timely manner. As for “(III) Establishment of Human Resources Base through Improvement of Personnel Development” in the same section, it can be said that it aims at securing diversity in core personnel of the Company Group and reinforcing its human resources base by cooperating with the Tender Offeror. All of the above measures can be said to be reasonable as measures that the Target Company implements considering the future.
・	It can be said that the Target Company and the Tender Offeror have considered the necessity and merits of the Transaction taking into consideration, among other things, the environment of the market of the Target Company and forecasts of future trends.
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・	It can be said that the future prospects of the Target Company’s business and the Target Company’s growth as well as the measures and plans that have been considered for implementation after the Transaction, which were explained by the Target Company and other parties, are premised on the details of the Target Company’s business and the Target Company’s management status, and based on the Tender Offeror’s management policies. Thus, none of such prospects, plans and measures is found to be unreasonable. In this regard, while the Target Company considers it necessary to promote investment and other strategies to provide new products and services in the future in order to respond to the needs for higher quality and sophistication of security services, it is expected that the promotion of such investment and other strategies will require a large amount of initial investment and ongoing investment, which may harm the interests of the Target Company’s general shareholders in the short term, and it is reasonable to conclude that, in order to avoid such risks to general shareholders, the Target Company will become a wholly-owned subsidiary of the Tender Offeror by implementing the Transaction and aim to implement effective measures regardless of the short-term evaluation by stock market.
ⅱ	In consideration of the following reasons, the Special Committee believe that appropriateness of the terms of the Transaction (including the method of implementation of the Transaction, the Tender Offer Price and the type of consideration for the Transaction) is ensured
・	With the objective of ensuring the fairness and appropriateness of the terms of the Transaction (in particular, the Tender Offer Price), in reviewing and judging such terms, the Target Company appointed an independent third-party valuation organization for the valuation of the Company Shares, obtained a share valuation report.
・	With respect to the calculation process leading to the conclusion of the share valuation report prepared by the third-party valuation organization, the calculation method used therein is considered to be orthodox and reasonable in the light of current practice.
・	The results of the above-mentioned valuation are also considered to be appropriate in the light of current practice. Furthermore, based on the explanation of the Target Company and the third-party valuation organization to the Special Committee regarding the substance of the Target Company’s business plan on which such valuation was premised, the Special Committee verified reasonableness of those business plansby first verifying the process of preparation of the Target Company’s business plans and the current state of the Target Company, and checking whether there are any unreasonable elements that do not conform with them. In conclusion, the Special Committee believes that such business plan are reasonable.
・	Based on the above factors, it is considered that there is no particularly unreasonable element or serious problem in the share valuation report prepared by the third-party valuation organization.
・	It can be said that based on such share valuation report, the Target Company has also considered the Tender Offer Price generally taking into account such circumstances as the necessity and merits of the Transaction and possible impacts on the Target Company’s future businesses.
・	It can be said that the Target Company appointed an experienced financial advisor (third-party valuation organization) and conducted negotiations for the overall terms of the Transaction, including the Tender Offer Price.
・	It can be said that an appropriate premium is included in the Tender Offer Price to be finally approved by resolution of the Target Company’s Board of Directors.
・	The Special Committee has also appointed its own financial advisor and third-party valuation organization, obtained a share valuation report regarding the Company Shares as a reference as well as the fairness opinion regarding the Tender Offer Price, and obtained an opinion regarding the appropriateness of the Tender Offer Price.
・	The above-mentioned actions taken by the Target Company are considered to be reasonable and appropriate as means to ensure fairness and appropriateness of the Tender Offer Price and other terms of the Transaction, including the Tender Offer, and to eliminate arbitrariness in the process of judgment and decision making by the Target Company regarding the relevant matters.
・	According to the Target Company’s explanation, with respect to the conditions for the Transactions to Make The Target Company a Wholly-Owned Subsidiary of the Tender Offeror, in the absence of any future extraordinary circumstances, the squeeze-out price is expected to be calculated and determined on the basis of a price that is the same as the Tender Offer Price.
・	In this regard, given that the Transactions to Make The Target Company a Wholly-Owned Subsidiary are expected to be implemented after the Tender Offer as procedures subsequent to the Tender Offer (the procedures for “two-step acquisition”), it is considered to be reasonable that the transaction terms of the procedures that are close in time are made to be the same.
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・	It is planned in the Transaction that the Tender Offeror will acquire the Company Shares from the Target Company’s shareholders through the Tender Offer first, and then we will become a wholly-owned subsidiary of the Tender Offeror through the share exchange as a procedure for the so-called two-step acquisition. In case where the consideration in the first step (cash) and the consideration in the second step (shares of the Tender Offeror) as it is called are different, the Target Company’s shareholders who wish to receive cash as consideration may have to apply for the Tender Offer as a first step, and it is possible that the so-called strong pressure problem is pointed out. For this point, it is considered in this Transaction that the first phase of the Tender Offer provides an opportunity for the Target Company’s shareholders to sell their shares as they wish to cash out early, and on the other hand, the second phase of the share exchange is conducted on the positive intention to continue providing opportunities for the Target Company’s shareholders to enjoy the benefits of the realization of so-called synergies, including increased corporate value of the Target Company, through the holding of the shares of the Tender Offeror, therefore it will benefit the Target Company’s shareholders (general shareholders).
・	In addition, even after the acquisition of the shares of the Tender Offeror through share exchange in the second step, shareholders who wish to cash out their shares have a reasonable opportunity to do so since the shares have liquidity in stock market, and the exchange ratio and other conditions under the share exchange in the second step will be calculated and determined on the basis of the same price as the Tender Offer Price in the first step. In addition, in evaluating common shares of the Tender Offeror, the market price analysis will be adopted with the reference date set at the preceding business day of the execution date of the share exchange agreement pertaining to the Share Exchange, so that it will not be disadvantageous, compared to applying for the Tender Offer, to receive common shares of the Tender Offeror through the Share Exchange instead of applying for the Tender Offer. Therefore it is considered that there will be no particular difference between the procedures in the first step and the second step in terms of the economic interests of the Target Company’s shareholders.
ⅲ	In consideration of the following reasons, The Special Committee believes that fairness of the procedures for the Transaction is ensured, which means that interest of the Target Company’s minority shareholders is fully respected through fair procedures in the Transaction.
・	In considering how to deal with the Transaction, the Target Company set up the Special Committee, which is independent of both the Target Company and the Tender Offeror, with the intention of eliminating the Tender Offeror’s influence over the process of consideration and decision-making at the Target Company. All of the three Special Committee members are outside directors and outside auditors of the Target Company, and one of the outside directors is appointed as the chairperson of the Special Committee through mutual election by the members thereof.
・	Separately from appointment by and for the Target Company, the Special Committee has appointed its own legal advisor, and financial advisor and third-party valuation organization. The Special Committee confirmed their independence from the Target Company and the Tender Offeror after receiving necessary explanations on such independence.
・	The Special Committee appointed Plutus as its own financial advisor and the third-party valuation organization and obtained a share valuation report to refer as well as a fairness opinion from them.
・	With the aim of ensuring fairness of the terms of the Tender Offer, in particular the Tender Offer Price, in considering how to deal with the Transaction, the Target Company requested Nomura Securities, a third-party valuation organization, which is independent of both the Target Company and the Tender Offeror, to calculate the value of the Company Shares and obtained an intended share valuation report prepared by Nomura Securities. In addition, the Special Committee confirmed the independence of Nomura Securities after receiving necessary explanations on such independence.
・	The Target Company appointed Anderson Mōri & Tomotsune as a legal advisor, which is independent of both the Target Company and the Tender Offeror, to obtain legal advice regarding the Transaction (including advice on measures to ensure fairness and avoid conflict of interest). In addition, the Special Committee confirmed the independence of Anderson Mōri & Tomotsune after receiving necessary explanations on such independence.
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・	The Transaction, including this Tender Offer, may result in structural and typical conflicts of interest because it is to be implemented with the Tender Offeror as the “controlling shareholder”. It can be said, however, that within such framework, the Target Company was aware that it needed to ensure the appropriateness and fairness of the terms of the Transaction even more carefully, and requested, from an early stage of consultation process, that the Tender Offeror propose transaction terms with due consideration of the interests of the minority shareholders.
・	With respect to the policies on consultations and negotiations between the Target Company and the Tender Offeror, the Special Committee received from the Target Company and Nomura Securities, which is the Target Company’s financial advisor, an explanation of the negotiation policies and related matters. Then, the negotiations with the Tender Offeror were conducted in line with such negotiation policies confirmed by the Special Committee.
・	The specific status of consultation and negotiations between the Target Company and the Tender Offeror has been reported to the Special Committee in a timely manner. In particular, in a critical phase of the negotiations for the Tender Offer Price, based on the substance of such reports, the Special Committee stated its opinions to, and made requests to, the Target Company and the Target Company’s financial advisor, as needed. Thus, a system is in place that allows the Special Committee to be substantially involved in the process of negotiation for the terms of the Tender Offer, in particular the Tender Offer Price.
・	Then, after exhaustive consideration of various circumstances, including the appropriateness and fairness, and reality of the terms, and multiple discussions with the Tender Offeror on the Tender Offer Price, the Target Company engaged in a final adjustment of the price to be resolved at its Board of Directors.
・	Following that, the Target Company and the Tender Offeror finally reached an agreement on the terms of the Transaction, including the Tender Offer Price. Such agreed price was determined to be the Tender Offer Price to be approved by resolution of the Target Company’s Board of Directors.
・	Furthermore, with respect to the “two-step acquisition” and related matters, it can be said that the Tender Offeror has made efforts to secure opportunities for the Target Company’s shareholders to make a proper decision because the Tender Offeror plans to provide them with a detailed disclosure and explanation at an early stage. In addition, information deemed necessary and appropriate for the shareholders (in particular, minority shareholders) of the Target Company to determine the appropriateness and other characteristics of each of the terms of the Transaction, including the Tender Offer, is expected to be disclosed in the disclosure documents to be prepared by the Tender Offeror and the Target Company.
・	Our directors with interest have not participated in the consideration of the Transaction at the Target Company, and will not participate in the deliberations and resolution at the board of directors meetings to be held in regard to the Transaction. Thus, it can be said that the Target Company is making efforts to eliminate arbitrariness in its decision-making process.
・	In the Tender Offer, upper and lower limits will not be set on the number of shares to be acquired, as in the current draft of the Target Company Press Release. As a result, opportunities to sell Company Shares are secured to the Target Company’s shareholders who desire to sell their Company Shares and tender in the Tender Offer
・	Although the Tender Offer does not set the so-called majority-of-minority condition (here in after the “MoM Conditions”), the Tender Offeror is the controlling shareholder of the Company, already holding a certain number of the Company Shares, and under such condition, the implementation of the MoM Conditions may affect as the burden against the completion of the Tender Offer. In other words, so long as the Tender Offeror, which is the controlling shareholder of the Company, expressed its intention to make the Company its wholly-owned subsidiary, even if the Tender Offer may not completed at this time, the same transaction may be conducted again at some point in the future, and minority shareholders may be placed in a precarious position. In addition, the MoM Conditions may not always serve the interests of the Target Company’s minority shareholders who wish to tender their shares in the Tender Offer (i.e., shareholders who wish to have an opportunity to sell their Company Shares.). Therefore, given the fact that considerable consideration of the application of appropriate measures to secure fairness under the Transaction has been conducted, there are no need in which we should pay particular attention to the fact that MoM Conditions have not been formally applied.
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・	The purchase period under the Tender Offer is expected to be 30 business days in length, which is longer than the statutorily required minimum period of 20 business days. In addition, the Target Company has not made any agreement with the Tender Offeror that prohibits the Target Company from contacting any competing offerors for acquisition, such as an agreement containing a “deal protection clause,” under which we are restricted from contacting a competing offeror for acquisition. Judging from these factors, it is considered that there are no particularly unreasonable circumstances in terms of the “market-check.” From the viewpoint of information management, it is not necessarily easy in practice to implement a proactive “market-check” to investigate and consider the existence (or inexistence) of potential acquirers in the market. Therefore, in this case, the mere fact that such an investigation has not been made is not considered to result in an unreasonable situation with respect to the market-check.
・	In the Transaction, the procedures for the “two-step acquisition” are scheduled to be implemented to make company a wholly owned subsidiary (at present, share exchange is planned to be implemented as the said procedures). Pursuant to a provision of the Companies Act for the protection of minority shareholders’ (general shareholders’) interest in relation to certain corporate reorganization including share transfer, shareholders who dissent from such corporate reorganization (dissenting shareholders) are entitled to demand that we purchase at a fair price all of the common shares owned by the shareholders (i.e. the right to request the purchase of the shares).If the dissenting shareholders and the Target Company fail to reach an agreement in discussion upon the purchase price within a certain period of time, such shareholders (and the Target Company) may file a petition with the court for determination of fair price. If such a petition is filed, the purchase price will be ultimately determined by the court and the Target Company’s minority shareholders (general shareholders) will be able to secure economic benefit through such procedures.
・	As described above, it is considered that specific measures have been taken to ensure, among others, objective circumstances for the purpose of securing fairness of the conditions for the Procedures to Make The Target Company a Wholly-owned Subsidiary of the Tender Offeror, and that in the Transaction, sufficient attention has been given to the interests of the Target Company’s shareholders through fair procedures.
iv	Other than 1 i through iii above, the Special Committee believe that the Transaction is not considered to be disadvantageous to the Target Company’s minority shareholders.
・	With respect to matters other than those discussed in i through iii above, at present, there are no particular circumstances that make the Special Committee believe that the Transaction (including the Tender Offer) is disadvantageous to minority shareholders of the Target Company. Hence, the Special Committee believes that the Transaction is not disadvantageous to the Target Company’s minority shareholders.
v	Based on i through iv above, the Special Committee believes that at present, it is reasonable for the Target Company’s Board of Directors to express an opinion in support of the Tender Offer and to recommend that the Target Company’s shareholders tender their shares in the Tender Offer, and that it is not disadvantageous to the Target Company’s minority shareholders.
・	As described above, (1) the purpose of the Transaction is considered to be reasonable (the Transaction will contribute to enhancement of the Target Company’s corporate value), (2) it is considered that the appropriateness of the terms of the Transaction (including the method of implementation of the transaction, the Tender Offer Price and the type of consideration for the Transaction) has been ensured, (3) it is considered that the fairness of the procedures for the Transaction has been ensured, which means sufficient consideration has been given to the interests of the Target Company’s minority shareholders through fair procedures in the Transaction, and (4) other than i through iii. above, the Transaction is considered not to be disadvantageous to the Target Company’s minority shareholders. Therefore, the Special Committee believes that at present, it is reasonable for the Target Company’s Board of Directors to express an opinion in support of the Tender Offer and in recommendation that the Target Company’s shareholders tender their shares in the Tender Offer, and that it is considered not to be disadvantageous to the Target Company’s minority shareholders, and at present, no particular circumstances to the contrary has been found.

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(iii). Acquisition by the Special Committee of Advice from an Independent Legal Advisor

According to the Target Company Press Release, as stated in “(ii) Establishment by The Target Company of an Independent Special Committee” above, the Special Committee appointed Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama Law Office) as its legal advisor independent of the Tender Offeror and the Target Company, and receives his legal advice, including advice on the measures to be implemented to ensure fairness in the process of the Transaction, and the methods, processes and the like of the discussion at the Special Committee concerning the Transaction.

Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama Law Office) is not a related party of the Tender Offeror, the Target Company, Prospective Shareholders or Partial Prospective Shareholders, and has no material interest in the Transaction, including the Tender Offer. For further details of independence of Mr. Akito Takahashi, attorney-at-law (Takahashi & Katayama Law Office), see “b. Details of the Consideration” under “(ii) Establishment by The Target Company of an Independent Special Committee” above.

(iv). Acquisition by the Special Committee of a Share Valuation Report and Fairness Opinion from an Independent Financial Advisor and Third-Party Valuation Organization

According to the Target Company Press Release, as stated in “(ii) Establishment by The Target Company of an Independent Special Committee” above, the Special Committee appointed Plutus as its financial advisor and third-party valuation organization independent of the Tender Offeror, the Target Company, Prospective Shareholders and Partial Prospective Shareholders. the Special Committee received advice and support from Plutus from a financial point of view, including advice on valuation of the Company Shares and on the Target Company’s policy of negotiation with the Tender Offeror, and obtained the Share Valuation Report (Plutus) as of May 27, 2021. Also, the Special Committee obtained from Plutus the Fairness Opinion stating that the Tender Offer Price, which is 6,350 yen per share, is fair for shareholders of the Target Company (excluding the Tender Offeror and its affiliated companies) from a financial perspective. For the outline of the Share Valuation Report (Plutus) and the Fairness Opinion, see “(II) Acquisition of a Share Valuation Report and the Fairness Opinion from an Independent Financial Advisor and Third-party Valuation Organization by the Special Committee” under “(3) Matters Pertaining to Valuation” above.

Plutus is not a related party of the Tender Offeror, the Target Company, Prospective Shareholders or Partial Prospective Shareholders, and has no material interest in the Transaction, including the Tender Offer. For further details of independence of Plutus, see “b. Details of the Consideration” under “(ii) Establishment by The Target Company of an Independent Special Committee” above.

(v) Acquisition by the Target Company of Advice from an Independent Legal Advisor

According to the Target Company Press Release, as stated in “(ii) Establishment by The Target Company of an Independent Special Committee” above, the Target Company appointed Anderson Mōri & Tomotsune as its legal advisor independent of the Tender Offeror, the Target Company, Prospective Shareholders or Partial Prospective Shareholders, and receives legal advice, including advice on the measures to be implemented to ensure fairness in the process of the Transaction, the procedures for the Transaction, and the methods and processes and the like of the Target Company’s decision making regarding the Transaction.

Anderson Mōri & Tomotsune is not a related party of the Tender Offeror, the Target Company, Prospective Shareholders or Partial Prospective Shareholders, and has no material interest in the Transaction, including the Tender Offer.

(vi) Acquisition by the Target Company of a Share Valuation Report from an Independent Financial Advisor and Third-Party Valuation Organization

According to the Target Company Press Release, as stated in “(ii) Establishment by The Target Company of an Independent Special Committee” above, the Target Company appointed Nomura Securities as the Target Company’s financial advisor and third-party valuation organization independent of the Tender Offeror, the Target Company, Prospective Shareholders and Partial Prospective Shareholders. We receive advice and support of Nomura Securities from a financial point of view, including advice on valuation of the Company Shares and on the Target Company’s policy of negotiation with the Tender Offeror, and obtained the Share Valuation Report (Nomura Securities) on May 27, 2021.

Nomura Securities is not a related party of the Tender Offeror, the Target Company, Prospective Shareholders or Partial Prospective Shareholders, and has no material interest in the Transaction, including the Tender Offer.

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(vii) Establishment of a Structure for Independent Review by the Target Company

As stated in “(ii) Process of, and Reasons for, the Decision Making by the Target Company” in “(2) Background Leading to the Decision to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer, and Management Policy After the Tender Offer” in “1. Purpose of the Purchase” above, the Target Company established an internal structure to review, negotiate and make decisions on the Transaction from a standpoint independent of the Tender Offeror, Prospective Shareholders and Shareholders to Partially Tender with a view to eliminating the issue of structural conflicts of interest.

To be specific, from a viewpoint of eliminating the issue of structural conflicts of interest, since March 24, 2021, when we received the Initial Proposal from the Tender Offeror indicating that it would like to start considering making the Target Company a wholly-owned subsidiary of the Tender Offeror, the Target Company has excluded the officers and employees of the Target Company who are serving as officers or employees of companies of the Tender Offeror Group other than the Target Company (such officers and employees include Mr. Yoshinori Yamanaka, the President and Representative Director of the Target Company, Mr. Kosaku Sogabe, a director of the Target Company and Mr. Yasuhiro Tsuji, an auditor of the Target Company) and Mr. Shingo Nozawa, the Chairman and Representative Director of the Target Company who has executed the Subscription Agreement with the Tender Offeror, from the process of negotiation between the Target Company and the Tender Offeror on the terms of the Transaction, including the Tender Offer Price. Since Mr. Yoshinori Yamanaka, the President and Representative Director of the Target Company, is concurrently serving as a full-time executive officer of the Tender Offeror, the Target Company has transferred the authority to represent the Target Company in all of the acts concerning the Transaction from him to Mr. Koji Shimotori, a full-time director of the Target Company, who does not serve as an officer or employee of any companies of the Tender Offeror Group other than the Target Company in accordance with the Target Company’s articles of incorporation and the Target Company’s internal rules as well as the resolution of the Board of Directors. Since the Target Company usually prepares the business plan for the next fiscal year in around February every year, Mr. Yoshinori Yamanaka and Mr. Kosaku Sogabe were involved in the preparation of the business plan for the fiscal year ending March 2022, which is included in the Business Plan on which valuation of the Company Shares by the Tender Offeror, Nomura Securities and Plutus was premised, as a part of their yearly duties of the preparation before March 24, 2021, when we received the Initial Proposal. However, since March 24, 2021, when we received the Initial Proposal, the Target Company reviewed the business plan for the fiscal year ending March 2022 again under the internal review system excluding officers and employees of the Target Company who are also serving as officers or employees of companies of the Tender Offeror Group other than the Target Company (including Mr. Yoshinori Yamanaka and Mr. Kosaku Sogabe). Among the directors of the Target Company, three directors, Mr. Shingo Nozawa, the Chairman and Representative Director of the Target Company, Mr. Yoshinori Yamanaka, the President and Representative Director of the Target Company and Mr. Kosaku Sogabe, a director of the Target Company, were excluded from the deliberation at the Board of Directors meeting held on April 15, 2021, and the remaining five directors unanimously adopted the resolution to approve the business plan for the fiscal year ending March 2022 after deliberation. The officers and employees of the Target Company who are serving as officers or employees of companies of the Tender Offeror Group other than the Target Company and Mr. Shingo Nozawa, the Chairman and Representative Director of the Target Company are not involved in the preparation of business plans for the fiscal year ending March 2023 through the fiscal year ending March 2026, which are included in the Business Plan. Among the directors of the Target Company, Mr. Yoshinori Yamanaka, the President and Representative Director, Mr. Shingo Nozawa, the Chairman and Representative Director and Mr. Kosaku Sogabe, a director, and among the auditors of the Target Company, Mr. Yasuhiro Tsuji, an auditor are not involved in the Target Company’s decision making in relation to the Transaction (including the approval of the Business Plan) with a view to eliminating the possibility of the decision making being tainted by the issue of structural conflicts of interest in the Transaction and by the issue of inequality in available information.

Taking the measures above into consideration, the Special Committee has admitted that the internal system for review of the Transaction established by the Target Company (including the scope and duties of the officers and employees of the Target Company who are involved in the review, negotiations and determination regarding the Transaction) is based on advice of Anderson Mōri & Tomotsune, and that there is no problem in its independence and fairness.

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(viii) Approval of All Directors of the Target Company Without Conflicts of Interest and Opinion of Non-objection of All Auditors Without Conflicts of Interest

According to the Target Company Press Release, as described in “(ii) Process of, and Reasons for, the Decision Making by the Target Company” in “(2) Background Leading to the Decision to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer, and Management Policy After the Tender Offer” in “1. Purpose of the Purchase” above, the Target Company’s Board of Directors, taking into account the legal advice received from Anderson Mōri & Tomotsune, financial advice received from Nomura Securities, and the contents of the Share Valuation Report (Nomura Securities) as well as the Share Valuation Report (Plutus) and Fairness Opinion received through the Special Committee, carefully discussed and considered whether the Transaction, including the Tender Offer, would contribute to the enhancement of the corporate value of the Target Company and whether the terms of the Transaction, including the Tender Offer Price, are appropriate, while respecting the judgment of the Special Committee stated in the Report to the maximum extent.

As a result, the Target Company has determined that, as described in “(ii) Process of, and Reasons for, the Decision Making by the Target Company” in “(2) Background Leading to the Decision to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer, and Management Policy After the Tender Offer” in “1. Purpose of the Purchase” above, (i) the Transaction, including the Tender Offer, contributes to realize the synergy between the Tender Offeror and the Target Company and reinforce the Target Company’s business and business infrastructure, which leads to the enhancement of the corporate value of the Target Company, and (ii)the Tender Offer Price (6,350 yen per Company Share) is the reasonable price that is agreed as a result of sufficient negotiations with the Tender Offeror under the substantial involvement of the Special Committee, the terms of the Transaction, including the Tender Offer Price, are reasonable with the benefits to be enjoyed by the general shareholders of the Target Company secured and the Tender Offer provides the general shareholders of the Target Company with reasonable opportunity to sell their Company Shares at an appropriate price with premium. As a result, all of the directors of the Target Company who participated in the deliberations and resolutions unanimously expressed their opinions in favor of the Tender Offer at the Target Company’s Board of Directors meeting held today, and resolved to recommend that the shareholders of the Target Company accept the Tender Offer. In addition, at the Board of Directors meeting described above, all auditors except for Mr. Yasuhiro Tsuji stated that they had no objections to the above resolution.

In light of the fact that, among the eight directors of the Target Company, Mr. Shingo Nozawa, the Chairman and Representative Director has executed the Subscription Agreement with the Tender Offeror, and that Mr. Yoshinori Yamanaka, the President and Representative Director and Mr. Kosaku Sogabe, one of the Target Company’s directors are concurrently serving as employees (including executive officers) of the Tender Offeror, from the viewpoint of eliminating the possibility of the deliberations and resolutions at the Board of Directors meeting being tainted by the issue of structural conflicts of interest in the Transaction and by the issue of inequality in available information, these three directors were excluded from the deliberation at the above-mentioned Board of Directors meeting, and the remaining five directors unanimously adopted the above-mentioned resolution after deliberation. Although three of the Target Company’s four auditors attended the above-mentioned Board of Directors meeting and expressed the opinion to the effect that all the auditors in attendance had non-objection to adopting the above-mentioned resolution, as Mr. Yasuhiro Tsuji, an auditor of the Target Company is concurrently serving as an employee (including an executive officer) of the Tender Offeror, from the viewpoint of eliminating the possibility of the deliberations and resolutions at the Board of Directors meeting being tainted by the issue of structural conflicts of interest in the Transaction and by the issue of inequality in available information, he has not attended the above-mentioned Board of Directors meeting and has refrained from expressing his opinion.

Among the directors of the Target Company, Mr. Yoshinori Yamanaka, the President and Representative Director, Mr. Kosaku Sogabe, one of the Target Company’s directors, and Mr. Yasuhiro Tsuji, one of the Target Company’s auditors, have not participated in the deliberation and resolution at the above-mentioned Board of Directors meeting, and have also not participated in the discussions and negotiations with the Tender Offeror with respect to the Transaction as representatives of the Target Company, from the viewpoint of eliminating the possibility of the issue of structural conflicts of interest in the Transaction and the issue of inequality in available information.

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(ix). Absence of deal protection provision

There are no agreements, etc. between the Tender Offeror and the Target Company to restrict the Target Company from contacting offerors other than the Tender Offeror (the “Competing Tender Offeror”) such as deal protection provisions prohibiting the Competing Tender Offeror from contacting the Target Company, and the Tender Offeror and the Target Company have been mindful of ensuring fairness in the Tender Offer by not preventing any opportunities for a competing offer.

(x) Measures to Ensure that the Target Company’s Shareholders have the opportunity to make appropriate judgments as to whether or not to tender in the Tender Offer

For during the purchase period of the Tender Offer (the “Tender Offer Period”), while the statutory requirement is 20 Business Days at minimum, the Tender Offeror sets the Tender Offer Period as 30 Business Days. By setting a relatively long Tender Offer Period, the Tender Offeror intends to ensure that the shareholders of the Target Company have an opportunity to properly decide whether to tender their shares in the Tender Offer as well as that other offerors have an opportunity to conduct tender offer, etc. of the Target Company Share, thereby ensuring fairness of the Tender Offer Price.

(iii)	Relationships with the Valuation Agencies

SMBC NIKKO Securities, the financial advisor (a valuation agency) of the Tender Offeror is not a related party of the Tender Offeror, the Target Company, or Prospective Shareholders, and has no material interests in the Tender Offer

(5)	Number of Share to Be Purchased
Number of Shares to be Purchased	Minimum Number of Shares to be Purchased	Maximum Number of Shares to be Purchased
5,913,769 (shares)	－ (shares)	－ (shares)

(Note 1)   In the Tender Offer, no minimum and maximum number of Share to be purchased has not been set. Accordingly, the Tender Offeror will purchase all Tendered Shares.

(Note 2)    As the maximum number of the number of Share to be purchased has not been set in the Tender Offer, the number of Shares to be purchased is stated as the maximum number of Shares of the Target Company that the Tender Offeror may acquire in The Tender Offer. The maximum number is the number of shares (5,913,769 shares) calculated by deducting the number of the shares of the Target Company owned by the Tender Offeror as of today (6,951,052 shares) and the number of treasury shares owned by the Target Company as of March 31, 2021 as set out in the Target Company Financial Summary (244,680 shares) from the total number of the shares of the Target Company (13,109,501 shares) as of the said date as set out in the Target Company Financial Summary.

(Note 3)    Shares less than one unit are also eligible for the Tender Offer. In addition, if a shareholder exercises its right to request the purchase of shares less than one unit in accordance with the Companies Act, the Target Company might purchase its treasury shares during the Tender Offer Period in accordance with procedures required by laws and regulations.

(Note 4)    The Tender Offeror does not intend to acquire the treasury shares owned by the Target Company through the Tender Offer.

(6)	Changes in Ownership Ratio of Shares due to Purchase, etc.
Number of voting rights represented by Shares held by the Tender Offeror before the Tender Offer	69,510 voting rights	(Ownership Ratio of Shares before the Tender Offer: 54.03％)
Number of voting rights represented by Shares held by special related parties before the Tender Offer	21,577 voting rights	(Ownership Ratio of Shares before the Tender Offer: 16.77％）
Number of voting rights represented by Shares held by the Tender Offeror after the Tender Offer	128,648 voting rights	(Ownership Ratio of Shares after the Tender Offer: 100.00％）

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Number of voting rights represented by Shares held by special related parties after the Tender Offer	0 voting rights	(Ownership Ratio of Shares after the Tender Offer: 0.00％）
Number of voting rights of all of the shareholders of the Target ☐ Company	128,336 voting rights
(Note1)	“Number of voting rights represented by Shares held by special related parties before the Tender Offer” is the total number of voting rights represented by Shares held by each special related party (other than special related parties who are not considered special related parties pursuant to Article 3, paragraph 2, item (i) of the Cabinet Office Order on Disclosure Required for Tender Offer for Share by Persons Other Than Issuers (Ordinance of the Ministry of Finance No. 38 of 1990, as amended; hereinafter referred to as the “Cabinet Office Ordinance”) for the purpose of calculating the ownership ratio of Shares set out in each item under Article 27-2, paragraph 1 of the Act). Since Shares held by the special related parties (excluding the treasury shares owned by the Target Company) are subject to the Tender Offer, “Ownership Ratio of Shares after the Tender Offer” is not added to the numerator. If it is necessary for the Tender Offeror to revise this press release upon confirming the Share Certificates, Etc. of the Target owned by special related parties after the date of this press release, the Tender Offeror will disclose an amended contents.
(Note 2)	“Number of voting rights represented by Shares held by the Tender Offeror after the Tender Offer” is the number of voting rights pertaining to the number of Share to be purchased in the Tender Offer (5,913,769 shares).
(Note 3)	“Number of voting rights held by all shareholders, etc. of the Target Company” is the number of voting rights of all shareholders as of September 30, 2020 set out in the third quarterly securities report for 55th business period submitted on February 12, 2021. However, given that shares less than one unit are also eligible for the Tender Offer, in the calculation of the “Ownership Ratio of Shares before the Tender Offer” and the “Ownership Ratio of Shares after the Tender Offer”, the number of voting rights (128,648 voting rights) pertaining to the number of shares (128,648,821 shares) obtained by deducting the number of treasury shares (244,680 shares) owned by the Target Company as of March 31, 2021 set out in the Target Company Financial Summary from the total number of issued shares of the Target Company as of March 31, 2021 set out in the Target Company Financial Summary (13,109,501 shares) is calculated as the denominator.
(Note 4)	The figures in the “Ownership Ratio of Shares before the Tender Offer” and the “Ownership Ratio of Shares after the Tender Offer” are rounded to two decimal places.

(7)	Purchase Price JPY 37,552,433,150
(Note)	The purchase price is the amount obtained by multiplying number of Shares to be purchased in the Tender Offer (5,913,769 shares) by the Tender Offer Price (JPY 6,350)

(8)	Method of Settlement
(i)	Name and Location of Head Office of Financial Instruments Business Operator or Bank, Etc. in Charge of Settlement, Etc. of the Tender Offer

SMBC Nikko Securities Inc. 3-chome-3-1, Marunouchi, Chiyoda-ku, Tokyo

(ii)	Commencement Date of the Settlement

July 15, 2021 (Thursday)

(iii)	Method of Settlement

A written notice of the purchase through the Tender Offer is to be mailed to the address of each Tendering Shareholder, Etc. (in the case of a Foreign Shareholder, Etc., of its Standing Proxy) without delay after the completion of the Tender Offer Period. The notice is to be delivered in an electromagnetic method, in the case of tender application via Nikko Easy Trade.

The purchases are to be paid in cash. The sales proceeds pertaining to purchased Share will be remitted from the tender offer agent to an address designated by the Tendering Shareholder, Etc. (the Standing Agent, in the case of Foreign Shareholders) by following instructions of by the Tendering Shareholder, Etc. (the Standing Agent, in the case of Foreign Shareholders), without delay after the commencement date of the settlement.

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(iv)	Method of Returning Share

If all of the Tendered Share are not purchased under the conditions set out in “(ii) Conditions for Withdrawal of the Tender Offer, Details Thereof and Method of Disclosing the Withdrawal” in “(9) Other Conditions and Methods of the Purchase” set out below, the tender offer agent will return the Share that are to be returned by restoring the status before the tender application has been made on the Tendering Shareholders Account of the tender offer agent (the status before the tender applications has been made means status where execution of the tender order for the Tender Offer has been cancelled), after the second Business Day following the last day of the Tender Offer Period (or, if the Tender Offer has been withdrawn, after the date of that withdrawal).

(9)	Other Conditions and Methods of the Purchase
(i)	Conditions Listed in the Items of Article 27-13, Paragraph (4) of the Act and the Details of Those Conditions

The Tender Offeror has not set the maximum and minimum number of the Share to be purchased. Accordingly, the Tender Offeror will purchase all Tendered Share.

(ii)	Conditions for Withdrawal of the Tender Offer, Details Thereof and Method of Disclosing the Withdrawal

Upon the occurrence of any circumstance falling under the provisions of Article 14, paragraph (1), item (i), subitems (a) through (j) and subitems (m) through (s), item (iii), subitems (a) through (h) as well as (j), and Article 14, paragraph (2), items (iii) through (vi) of the Financial Instruments and Exchange Act Enforcement Order (Cabinet Order No. 321 of 1965, as amended. Hereinafter the “Act”), the Tender Offeror may withdraw or otherwise cancel the Tender Offer. “Facts equivalent to those set forth in (a) through (i)” prescribed in Article 14, paragraph (1), item (iii), subitem (j) of the Order means where it is discovered that there is a false statement about a material matter or an omission of a statement about a material matter that is required to be stated with respect to any statutory disclosure documents submitted by the Target Company in the past, but the Tender Offeror was not aware of such false statement, etc. nor could the Tender Offeror have been aware of such false statement, etc. even with reasonable care.

If the Tender Offeror decides to withdraw, etc. the Tender Offer, the Tender Offeror will make a public notice electronically and publish a notice in the Nihon Keizai Shimbun. However, if it is difficult to make a public notice by the last day of the Tender Offer Period, the Tender Offeror will make an announcement by the method prescribed in Article 20 of the Cabinet Office Order and make a public notice immediately thereafter.

(iii)	Conditions for Reducing the Purchase Price, Details Thereof and Method of Disclosing the Reduction

If the Target Company conducts any act prescribed in Article 13, paragraph (1) of the Order during the Tender Offer Period, pursuant to the provisions of Article 27-6, paragraph (1), item (i) of the Act, the purchase price may be reduced in accordance with the standards prescribed in Article 19, paragraph (1) of the Cabinet Office Order. If the Tender Offeror decides to reduce the purchase price, the Tender Offeror will make a public notice electronically and publish a notice in the Nihon Keizai Shimbun. However, if it is difficult to make a public notice by the last day of the Tender Offer Period, the Tender Offeror will make an announcement by the method prescribed in Article 20 of the Cabinet Office Order and make a public notice immediately thereafter.

If the purchase price is reduced, the Tendered Share that were tendered before the date of that public notice will also be purchased at the reduced purchase price.

(iv)	Matters concerning the Tendering Shareholders’ Rights to Cancel Agreements

Any Tendering Shareholder, Etc. may cancel any agreement relating to the Tender Offer at any time during the Tender Offer Period.

If an agreement is to be cancelled, the relevant Tendering Shareholder, Etc. is to deliver or send a document stating that the agreement relating to the Tender Offer will be cancelled (the “Cancellation Document(s)”) to the persons designated below that received a tender application no later than 15:30 on the last day of the Tender Offer Period. (Each branch set different business hours. Please make sure to proceed after confirming in advance the business hours of the branch which you use.) However, if the Cancellation Documents are to be sent, they must reach the persons designated below no later than 15:30 on the last day of the Tender Offer Period. (Each branch set different business hours. Please make sure to proceed after confirming in advance the business hours of the branch which you use.)

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An agreement applied via the Nikko Easy Trade must be cancelled by following the instructions on the website shown after logging in the Nikko Easy Trade to complete the procedure by 15:30 of the last day of the Tender Offer Period.

Persons authorized to receive the Cancellation Documents

SMBC Nikko Securities Inc.         3-chome-3-1, Marunouchi, Chiyoda-ku, Tokyo

(and other domestic branches of SMBC Nikko Securities Inc.)

The Tender Offeror will not make any claim for damages against or request a penalty payment to a Tendering Shareholder, Etc. in connection with the cancellation of an agreement by that Tendering Shareholder, Etc. In addition, the Tender Offeror will bear the costs of returning the Tendered Share. If cancellation is requested, the Tendered Share will be returned pursuant to the method described in abovementioned “(iv) Method of Returning Share” in “8. Method of Settlement”, promptly after the completion of procedure pertaining to the request for the cancellation.

(v)	Method of Disclosure If Tender Offer conditions, etc. are Changed

The Tender Offeror may change the conditions, etc. of the Tender Offer during the Tender Offer Period, except for any change prohibited by Article 27-6, paragraph (1) of the Act or Article 13 of the Order.

If the Tender Offeror intends to change any conditions, etc. of the Tender Offer, the Tender Offeror will make a public notice electronically and publish a notice in the Nihon Keizai Shimbun detailing those changes and other conditions. However, if it is difficult to make a public notice by the last day of the Tender Offer Period, the Tender Offeror will make an announcement by the method prescribed in Article 20 of the Cabinet Office Order and make a public notice immediately thereafter.

If the Tender Offer conditions, etc., are changed, the Tendered Share that were tendered before the date of that public notice will also be purchased under those Tender Offer conditions, etc. after change.

(vi)	Method of Disclosure When Submitting an Amended Statement

If an amended statement is submitted to the Director General of the Kanto Local Finance Bureau (excluding the case prescribed in the proviso of Article 27-8, paragraph (11) of the Act), the Tender Offeror will immediately announce the details set out in that amended statement that relate to the contents of the public notice of the commencement of the Tender Offer by the method prescribed in Article 20 of the Cabinet Office Order. The Tender Offeror will also immediately amend the Tender Offer Explanatory Statement and deliver the amended Tender Offer Explanatory Statement to each Tendering Shareholder, Etc. that has already received a Tender Offer Explanatory Statement. However, if the amendment is only minor in nature, the Tender Offeror will implement the amendment by preparing a document stating the reasons for that amendment, the matters that have been amended and the amended contents, and delivering that document to the Tendering Shareholders, Etc.

(vii)	Method of Disclosing the Results of the Tender Offer

The Tender Offeror will publicly announce the results of the Tender Offer on the day immediately following the last day of the Tender Offer Period, in accordance with the provisions of Article 9-4 of the Order and Article 30-2 of the Cabinet Office Order.

(10)	Date to make an electronic public notice

May 31, 2021 (Monday)

(11)	Tender Offer Agent

SMBC Nikko Securities Inc.         3-chome-3-1, Marunouchi, Chiyoda-ku, Tokyo

3.	Policies after Tender Offer and Future Prospects
(1)	Policies after Tender Offer

Please see “(iii) Management Policy, Etc. After the Tender Offer” in “(2) Background Leading to the Decision to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer, and Management Policy After the Tender Offer” in “1. Purpose of the Purchase”, “(4) Post-Tender Offer Reorganization Policy (Two-Step Acquisition Items)”, and “(5) Possibility of Delisting and Reasons therefor” therein above.

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(2)	Future Prospects

Impacts on the performance of the Tender Offerer by the Tender Offer has been under examination. Any necessity to amend earning forecast or facts to be disclosed will be promptly disclosed, if it occurs.

4.	Other Matters
(1)	Agreements Between the Tender Offeror and the Target Company or its Officers, and the Details Thereof
(i)	Agreements Between the Tender Offeror and the Target Company and details thereof

According to the Target Company Press Release, the Target Company has resolved at the meeting of its board of directors on May 28, 2021 to express its opinion to support the Tender Offer and to recommend that shareholders of the Target Company tender in the Tender Offer.

For details, please see the Target Company Press Release and “(viii) Approval of All Directors of the Target Company Without Conflicts of Interest and Opinion of Non-objection of All Auditors Without Conflicts of Interest” in “(Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest)” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” in “2. Overview of the Purchase” above.

(ii)	Agreements Between the Tender Offeror and Officers of the Target Company and details thereof

In the Subscription Agreement, it is agreed to the effect that all Target Company Shares owned by Mr. Shingo Nozawa (371,465 shares owned and shareholding ratio of 2.89%) are to be tendered for the Tender Offer.,

For details of such agreements, please see “(i) Subscription Agreement” in “(6) Matters Concerning Material Agreement Regarding the Tender Offer” in “1. Terms of the Tender Offer” above.

(iii)	Background Leading to the Decision to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer, and Management Policy After the Tender Offer

Please see “(2) Background Leading to the Decision to Implement the Tender Offer, Purpose and Decision-Making Process of the Tender Offer, and Management Policy After the Tender Offer” in “1. Terms of the Tender Offer” above.

(iv)	Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest

Please see “(Measures to Ensure Fairness of the Tender Offer, Such as Measures to Ensure Fairness of the Tender Offer Price as Well as Measures to Avoid Conflicts of Interest)” in “(ii) Background of the Valuation” in “(4) Basis of Valuation of Tender Offer Price” in “2. Overview of the Purchase” above.

(2)	Other Information Necessary for Investors’ Decision of Tender
(i)	Disclosure of the “Consolidated Financial Summary for the Fiscal Year Ending March 2021 [Japanese GAAP] (Consolidated)”

The Target Company has disclosed “Consolidated Financial Summary for the Fiscal Year Ending March 2021 [Japanese GAAP] (Consolidated)” on May 12, 2021. The outline of the Target Company Financial Summary is as follows. Please note that the contents have not been audited by an auditing firm pursuant to Article 193-2, Paragraph 1 of the Act. Also, Following outline of the disclosure is an abstract of what was disclosed by the Target Company and the Tender Offeror has not independently examined whether it is accurate and true. For details, please see the disclosure by the Target Company.

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(a)	Profit and Loss (Consolidated)

(Unit: JPY million)

Accounting Period	FY 2021 March
Sales	24,345
Operating income	4,551
Ordinary income	4,658
Current net income attributing to the parent company shareholder	3,074

(b)	Performance per share (consolidated)

(Unit: JPY)

Accounting Period	FY 2021 March
Current net income per share	238.96
Dividend per share	109.00
Net asset per share	3,734.27

(ii)	Release of “Announcement on the Revision of the Forecast on Dividend Payments (No Dividend) for Fiscal Year 2022 March (56th)”

On May 28, 2021, The Target Company has released “Announcement on the Revision of the Forecast on Dividend Payments (No Dividend) for Fiscal Year 2022 March (56th)” in the Tokyo Stock Exchange. According to the release, on the condition that the Tender Offer is completed, the Target Company revised the forecast on the dividend payments for Fiscal Year 2022 March and has resolved not to make interim dividend and year-end dividend for Fiscal Year 2022 March. For details, please see the release by the Target Company.

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This Press Release is to announce the Tender Offer to the public and has not been prepared for the purpose of soliciting an offer to sell shares. If shareholders wish to make an offer to sell their shares, they should first carefully read the Tender Offer Explanatory Statement for the Tender Offer and make their own independent decision. This Press Release does not constitute, nor form part of, any offer to sell, solicitation of a sale of, or any solicitation of any offer to buy, any securities. In addition, neither this Press Release (or any part of it) nor the fact of its distribution shall form the basis for any agreement on the Tender Offer or be relied on when executing such an agreement. The Offeror does not make any recommendation for whether the shareholders of the Target Company to tender all or part of shares it holds for the Tender Offer. The shareholders should decide by themselves whether they tender for the Tender Offer or not and the number of shared to be tendered.

The Tender Offer will be conducted in compliance with the procedures and information disclosure standards set out in the Financial Instruments and Exchange Act of Japan, but those procedures and standards are not necessarily the same as the procedures and information disclosure standards in the United States. In particular, the Tender Offer is not subject to Section 13(e) or Section 14(d) of the United States Securities Exchange Act of 1934 (as amended, the “United States Securities Exchange Act of 1934”) or the rules set out thereunder, and the Tender Offer will not be conducted in line with those procedures or standards. The financial data included in this Press Release is in accordance with the accounting standards of Japan and not those in accordance with the accounting standards of the United States, and not necessarily equivalent to the financial information of a company in the United States. The Tender Offeror is a corporation that has been established outside of the United States and the directors of the Tender Offeror reside outside of the United States, so it may be difficult to exercise any rights or make any demands under the federal securities laws of the United States. It also may be impossible to commence legal proceedings against a corporation that is based outside of the United States or its directors in a court outside of the United States on the grounds of a violation of the federal securities laws of the United States. Additionally, the jurisdiction of a United States court over a corporation or an individual that is based outside of the United States, or subsidiaries or affiliates of such a corporation may not be recognized.

Unless otherwise provided, all of the procedures concerning the Tender Offer will be conducted in the Japanese language. All or some of the documents related to the Tender Offer are prepared in the English language, and if there is a discrepancy between that English language document and the corresponding Japanese language document, the Japanese language document will prevail.

“forward looking statements” as defined in Section 27A of the Securities Act of 1933 of the United States (as amended) and Section 21E of the United States Securities Exchange Act of 1934 are included in statements in this Press Release or documents referenced herein. There may be a significant difference between actual results and the express or implied predictions, etc. made as “forward looking statements” due to known or unknown risks, uncertainties, and other factors. None of the Tender Offeror or its affiliates covenant that any express or implied result, etc. made as a “forward looking statements” will ultimately be achieved. The “forward looking statements” in this Press Release or documents referenced herein have been prepared based on information that is available to the Tender Offeror as of the date of this Press Release, and unless required by applicable laws and regulations or rules of securities exchanges, none of the Tender Offeror, the Target Company and any of their affiliates has an obligation to update or correct those statements in order to reflect future events or circumstances.

The Tender Offeror, financial advisors of the Tender Offeror and the Target Company, and the tender offer agent (including Affiliates thereof) might, before the commencement of the Tender Offer or during the purchase period of the Tender Offer, purchase by means other than the Tender Offer or conduct an act aimed at such a purchase of ordinary shares of the Target Company on its own account or the account of its client to the extent permitted by Japanese laws related to financial instruments transactions and other applicable laws and regulations in the scope of its ordinary business and in accordance with the requirements of Rule 14e-5(b) of the United States Securities Exchange Act of 1934. Such purchase may be conducted at a market price through market transaction or at a price determined by an off-market negotiation. If information regarding such a purchase is disclosed in Japan, that information will also be disclosed in English on a website in the English language of the person that conducted that purchase or its affiliates.

Announcement, issuance, or distribution of thie Press Release may be legally restricted in some countries or areas. Those restrictions should be kept in mind and complied with in such cases. If the Press Release were to be received in countries or areas where implementation of the Tender Offer is illegal, such receipt shall not constitute any offer to tender or solicitation of any offer for sales of share certificates, etc., but shall be deemed simply as distribution of materials as information.

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